 As filed with the Securities and Exchange Commission on July 7, 2010

Registration No. 333-167277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pan American Lithium Corp.

(Exact name of registrant as specified in its charter)

British Columbia	1099	98-0643065
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

Suite 110, 3040 N. Campbell Avenue

Tucson, Arizona USA 85719

(520) 989-0031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clark Wilson LLP

800-885 West Georgia Street, Vancouver, B.C., V6C 3H1

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

2705 Airport Drive

N. Las Vegas, NV 89032

O (702) 382-1714

F (702) 382-1714

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

F-1

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to beRegistered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Selling Shareholders - Common Stock	18,220,362	$0.01	$182,203.62	$12.99

Issuer—Common Stock for Conversion of Options and warrants	6,479,389	$0.55	$3,563,663.95	$254.09

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.01 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PAN AMERICAN LITHIUM CORP.

24,699,751 Shares of Common stock

This prospectus will also allow us to issue up to 6,479,389 shares of our common stock for current outstanding options and warrants. The proceeds from the exercise of these options and warrants will be available for use by the company. This prospectus will also allow selling shareholders to sell 18,220,362 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.01 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

		Gross		Net	Net
		Proceeds to		Proceeds to	Proceeds to
	Offering Price	Our	Offering	Our	Selling
	Per Share (2)	Company(2)	Expenses (1)	Company	Shareholders
Per Share (Ex. of Warr. and Options)	0.15	0.15	0.00	0.15	0.00
Per Share (Selling Shareholders)	0.01	0.00	0.001	0	0.009
Total	$1,154,112	$971,908	$0	$971,908	$163,984

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2) Calculated utilizing the smallest exercise price for the warrants and options which range between $0.15 and $0.55 as detailed herein.

Our Auditor has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2010.

Table of Contents

Prospectus Summary	5
Risk Factors	5
Cautionary Note Regarding Forward-Looking Statements	11
Use of Proceeds	11
Capitalization	12
Dilution	12
Market for Common Equity and Related Stockholder Matters	12
Description of Business and Property	12
Management’s Discussion and Analysis of Financial Condition and Results of Operations	14
Our Management	23
Security Ownership of Certain Beneficial Owners and Management	25
Certain Relationships and Related Party Transactions	25
Description of Capital Stock	26
Selling Stockholders	27
Plan of Distribution	29
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	30
Legal Opinion	31
Experts	31
Interests of Named Experts and Counsel	31
Additional Information	31
Index to Financial Statements	F-1

Unless otherwise specified, the information in this prospectus is set forth as of June 28, 2010, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Pan American Lithium Corp. See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

The Company was incorporated under the laws of the Province of British Columbia on September 18, 2006. The Company is a junior mineral exploration company engaged in the business of acquiring, exploring and evaluating natural resource properties, and has recently focused on the acquisition of interests in, and exploration for, lithium properties in Latin America. The Company is currently listed for trading on the TSX Venture Exchange under the symbol “PL”.

The Company currently has one set of material lithium exploration properties consisting of interests in nine lithium brine salars in Atacama Region III, Chile and an option to acquire an indirect interest in the Cerro Prieto lithium geothermal brine project in Baja California Norte, Mexico, described below under “Proposed Transactions.” The Company formerly owned the Aspen Grove copper property in the Nicola Mining District, British Columbia, Canada, the details of which are set out below. The Company has not yet determined whether its property interests contain reserves that are economically recoverable. The recoverability of amounts shown for resource properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development of the resource at such property and upon future profitable production or proceeds from the disposition thereof.

We currently occupy office space at Suite 110, 3040 N. Campbell Avenue, Tucson, Arizona USA 85719

The Offering

This prospectus covers up to 6,479,389 shares to be issued for exercise of options and warrants by the company at a price of up to $0.55 per share in a direct public offering and 18,220,362 shares held by selling shareholders to be sold at $0.01 per share as detailed herein.

ABOUT THIS OFFERING

Securities Being Offered

Up to 6,479,389 shares of common stock of Pan American Lithium Corp. to be issued by the company for the exercise of warrants and options at a price of up to $0.55 per share and 18,220,362 shares of common stock of Pan American Lithium Corp. to be sold by selling shareholders at a price of $0.01 per share.

Initial Offering Price

The company will issue up to 6,479,389 shares at a price of up to $0.55 per share for the exercise of options and warrants and the selling shareholders will sell up to 18,220,362 shares at a price of $0.01 per share.

Terms of the Offering

The company will issue its shares of its common stock for the exercise of warrants and options at a price of up to $0.55 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $0.01 per share.

Termination of the Offering

The offering will conclude when the company has issued all of the shares registered hereunder for the exercise of warrants and options. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 5.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company and Ability to Raise Capital

We are at a very early stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy and Company activity is in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and prospective operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which are beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

We have no operating history and our business plan is unproven and may not be successful.

Our Company was formed in September 2006 but we have no commercial operations. None of our projects have proven or provable reserves, are built, or are in production. We have not licensed or sold any mineral products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $(1,631,147) as of Feb. 28, 2010 and we expect to continue to incur significant discovery and development expenses in the foreseeable future related to the completion of feasibility, development and commercialization of our projects. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund exploration and development of our properties. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology or competitive projects by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2010 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The Company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to explore and develop its properties. Achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by issuing shares covered by this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place additional strains on our managerial, operational and financial resources and could adversely affect our business and prospective operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, as our subsidiary’s business grows, and we acquire interests in more subsidiaries and other entities, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and prospective operations and the value of an investment in our company.

Risks Relating to Our Business

Because of the unique difficulties and the speculative nature of exploration and uncertainties inherent in mineral exploration companies, the Company may not be able to develop any proven and probable reserves and faces a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration program that the Company intends to undertake on its properties and any additional properties that the Company may acquire. These potential problems include unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by the Company in the exploration of properties it owns or may acquire may not result in the discovery of proven and probable mineral reserves. Problems such as unusual or unexpected geological formations and other conditions are involved in all mineral exploration and often result in unsuccessful exploration efforts. If the results of the Company’s exploration do not reveal viable commercial mineralization, the Company may decide to abandon some or all of its property interests.

The potential profitability of mineral ventures depends in part upon factors beyond the control of the Company and even if the Company discovers and exploits proven and probable reserves, the Company may never become commercially viable and/or the Company may be forced to cease operations.

The commercial feasibility of an exploration program on a mineral property is dependent upon many factors beyond the Company’s control, including the existence and size of mineral deposits in the properties the Company explores, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, country fiscal regime, land tenure, allowable production, availability of financing and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in the Company not receiving an adequate return on invested capital. These factors may have material and negative effects on the Company’s financial performance and its ability to initiate or continue operations.

Exploration development and exploitation activities are subject to comprehensive regulation and permitting which may cause substantial delays or require capital outlays in excess of those anticipated causing a material adverse effect on the Company.

Exploration, development and exploitation activities are subject to federal, provincial, state and local laws, regulations and policies, including laws regulating permitting and the removal of natural resources from the ground and the discharge of materials into the environment. Exploration, development and exploitation activities are also subject to federal, provincial, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment and other operational activities.

Environmental and other legal standards imposed by federal, provincial, state or local authorities may be changed and any such changes may prevent the Company from conducting planned activities or may increase its costs of doing so, which could have material adverse effects on its business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing a material adverse effect on the Company. Additionally, the Company may be subject to liability for pollution or other environmental damages that the Company may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which could materially alter and negatively affect the Company’s ability to carry on its business.

Title to mineral properties and water rights is a complex issue and the Company may suffer a material adverse effect in the event one or more of its property interests are determined to have title deficiencies.

Acquisition of title to mineral properties and related water rights can be a very detailed and time-consuming process. Title to, and the area of, mineral properties and water rights may be disputed. Although the Company has obtained a title opinion in respect to its Chilean salar property interests, the Company cannot give an assurance that title to such property will not be challenged or impugned. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify. A successful claim that the Company does not have title to one or more of its properties or lacks appropriate water rights could cause the Company to lose any rights to explore, develop and mine any minerals on that property, without compensation for its prior expenditures relating to such property.

One set of the Company’s material properties is located in Chile, and any material change to the laws of Chile affecting mineral properties may have a material adverse effect on the Company.

Chile is a developing country. As with any developing country, the Company will be subject to certain risks which may result from changes in Chilean law and politics, including expropriation, currency fluctuation and possible political instability which may result in the impairment or loss of mineral concessions or other mineral or water rights. Changes in regulations or shifts in political conditions are beyond the control of the Company and may materially adversely affect its business. Obtaining legal and accounting services in under-developed countries may be difficult and may make implementation of proper controls difficult and assessment of the Company’s legal entitlements less certain. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, capital repatriation, income taxes, expropriation of property, environmental legislation and mine safety. Chile’s status as a developing country may make it more difficult for the Company to obtain any required exploration, development and production financing for its projects.

Mineral concessions under Chilean law do not automatically vest title to lithium.

Under Chilean mining law, lithium and certain other metals are technically reserved to the state of Chile for the Chilean National Nuclear Commission. As a consequence, the Company must apply through the Ministry of Mines for a special operating permit that allows it to process and export lithium products. This permit is authorized and must be signed by the President of Chile. Although the Company is not aware of any current lithium project in Chile which upon application has not received this permit, the risk still remains that the application which may be submitted by the Company for this purpose could be rejected. In this event the failure to secure a lithium operating permit could materially and adversely affect the ability of the Company to carry on its business.

Because the Company’s property interests may not contain proven and probable mineral reserves and because it has never made a profit from its operations, the Company’s securities are highly speculative and investors may lose all of their investment in the Company.

The Company’s securities must be considered highly speculative, generally because of the nature of its business and its stage of operations. The Company currently has exploration stage property interests which may not contain proven and probable reserves and mineral deposits. The Company may or may not acquire additional interests in other mineral properties and, except as stated herein, the Company does not have plans to acquire rights in any specific mineral properties as of the date of this report. Accordingly, the Company has not generated revenues nor has it realized a profit from its operations to date and there is little likelihood that the Company will generate any revenues or realize any profits in the short term. Any profitability in the future from the Company’s business will be dependent upon locating and exploiting mineral deposits on the Company’s current properties or mineral deposits on any additional properties that the Company may acquire. The likelihood that any mineral properties that the Company may acquire or have an interest in will contain commercially exploitable mineral deposits is extremely remote. The Company may never discover proven and probable reserves on mineral deposits in respect to its current properties or any other area, or the Company may do so and still not be commercially successful if the Company is unable to exploit those mineral deposits profitably. The Company may not be able to operate profitably and may have to cease operations, the price of its securities may decline and investors may lose all of their investment in the Company.

As the Company faces intense competition in the mineral exploration and exploitation industry, the Company will have to compete with the Company’s competitors for financing and for qualified managerial and technical employees.

The Company’s competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than the Company. As a result of this competition, the Company may have to compete for financing and may be unable to acquire financing on terms it considers acceptable. The Company may also have to compete with the other mining companies for the recruitment and retention of qualified managerial and technical employees. If the Company is unable to successfully compete for financing or for qualified employees, the Company’s exploration programs may be slowed down or suspended, which may cause the Company to cease operations as a company.

The Company’s future is dependent upon its ability to obtain financing and if the Company does not obtain such financing, the Company may have to cease its exploration activities and investors could lose their entire investment.

There is no assurance that the Company will operate profitably or will generate positive cash flow in the future. The Company requires additional financing in order to proceed with the exploration and development of its properties. The Company will also require additional financing for the fees it must pay to maintain its rights to the Company’s properties and to pay the fees and expenses necessary to operate as a public company. The Company will also need more funds if the costs of the exploration of its mineral claims are greater than the Company has anticipated. The Company will require additional financing to sustain its business operations if it is not successful in earning revenues. The Company will also need further financing if it decides to obtain additional mineral properties. The Company currently does not have any arrangements for further financing and it may not be able to obtain financing when required. The Company’s future is dependent upon its ability to obtain financing. If the Company does not obtain such financing, its business could fail and investors could lose their entire investment.

The Company’s directors and officers are engaged in other business activities and accordingly may not devote sufficient time to the Company’s business affairs, which may affect its ability to conduct operations and generate revenues.

The Company’s directors and officers are involved in other business activities and serve as officers and directors of other junior mineral exploration companies. As a result of their other business endeavours, the directors and officers may not be able to devote sufficient time to the Company’s business affairs, which may negatively affect its ability to conduct its ongoing operations and its ability to generate revenues. In addition, the management of the Company may be periodically interrupted or delayed as a result of its officers’ other business interests.

Risks Relating to our Stock

The Offering price of $0.01 per share is arbitrary.

The Offering price of $0.01 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the exercise of options and warrants  offered by the Company will be immediately available for use by the Company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the exercise of options and warrants offered by the company will be available for immediate use by the Company. The proceeds of such exercises may not be sufficient to implement the company’s business strategy

The sale of the shares of common stock acquired in private placements could cause the price of our common stock to decline.

The selling stockholders under this registration statement may sell none, some or all of the shares of common stock acquired from us. We have no way of knowing whether or when the selling stockholders will sell the shares covered by this registration statement. Depending upon market liquidity at the time, a sale of shares covered by this registration statement at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this registration statement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker -dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has formed an audit committee of which the majority are independent directors, and has adopted a set of corporate governance guidelines, we have not adopted a Code of Ethics and Business Conduct, and other relevant corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability of the Company to offer and sell the shares of common stock offered hereby;

•

the integration of multiple technologies and programs;

•

the ability to successfully complete development and commercialization of sites and our Company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses;

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 6,479,389 shares of common stock to be issued by us upon exercise of warrants and options, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the issuance of these securities for general corporate purposes, which may include one or more of the following:

•

working capital;

•

exploration and development activities;

•

ongoing general and administrative, and capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however, management may reallocate such proceeds among purposes as the situation dictates Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities. The table is based upon conversion of warrants and options at a price of $0.15 per share which is the minimum conversion price as set forth elsewhere in the registration statement.

“Use of Proceeds”
	25%	50%	75%	100%
Legal / Accounting	$ 20,000.00	$ 20,000.00	$ 20,000.00	$ 20,000.00
General Operational Expense (Office Space, Utilities, Exploration and development, etc…)	$102,701.00	$145,402.00	$293,103.00	$ 445,804.00
Purchase of fixed asset equipment	$100,000.00	$300,000.00	$400,000.00	$ 500,000.00
Administrative Cost	$ 30,000.00	$ 40,000.00	$ 45,000.00	$ 45,000.00
Total	$252,701.00	$505,402.00	$758,103.00	$1,010,804.00

CAPITALIZATION

The following table sets forth our capitalization as of February 28, 2010 and February 28, 2009.

	February 28, 2010	February 28, 2009
Long-term liabilities	$-	$-
Stockholder’s deficit:
Preferred stock	-	-
Common stock net of share issue costs	6,288,322	368,088
Contributed Surplus	992,715	-
Accumulated deficit	(1,631,147)	(242,781)
Total stockholders’ (deficit) equity	5,649,890	125,307
Total capitalization	$5,649,890	$125,307

DILUTION

The net tangible book value of our company as of February 28, 2010 was $5,649,890 or $(0.18) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on February 28, 2010.

Our net tangible book value and our net tangible book value per share will not be impacted by offering hereunder and thus there is no dilution pursuant to this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of Feb 1, 2010, the Company has one hundred three (103) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

General

The Company was incorporated as Etna Resources, Inc. under the laws of the Province of British Columbia on September 18, 2006. On January 20, 2010, the Company effected a name change to Pan American Lithium Corp. The Company is a junior mineral exploration company engaged in the business of acquiring, exploring and evaluating natural resource properties, and has recently focused on the acquisition of interests in, and exploration for, lithium properties in Lain America. The Company is currently listed for trading on the TSX Venture Exchange under the symbol “PL”.

The Company currently has one set of material lithium exploration properties consisting of interests in nine lithium brine salars in Atacama Region III, Chile, and an option to acquire an indirect interest in the Cerro Prieto geothermal brine project in Baja California Norte, Mexico. The Company formerly owned the Aspen Grove copper property in the Nicola Mining District, British Columbia, Canada, the details of which are set out below. The Company has not yet determined whether its property interests contain reserves that are economically recoverable. The recoverability of amounts shown for resource properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development of the resource at such property and upon future profitable production or proceeds from the disposition thereof.

CHILEAN SALARS – ATACAMA REGION III, CHILE

On December 4, 2009, and subsequent to the three months ended November 30, 2009, the Company acquired 99% of South American Lithium Company S.A. Cerrada (“Salico”) which, in turn, holds interests in a total of nine lithium salars in Chile as set out in the table below. The Company acquired Salico in connection with the closing of an Amended and Restated Securities Exchange Agreement dated October 18, 2009. The existing portfolio of rights in the nine salars includes surface brine lakes or surface flow at Laguna Verde, Lagunas Bravas and Rio Salado/Pedernales, and six additional lithium brine projects, all located in the mineral-rich Atacama Region III. The Company anticipates concentrating its initial efforts on the brine lake at the Laguna Verde salar, which is the primary focus of a National Instrument 43-101 report which was filed on SEDAR on November 13, 2009. The rights in these nine lithium salars cover a cumulative area in excess of 13,000 hectares, all accessible via serviceable roads. It is believed that the salars collectively carry the potential to host lithium in three distinct brine types: surface water, shallow and deep brines.

Name of Salar	Hectares Acquired	Property Rights held by Salico
Lagunas Jilgueros	1,100	100% of concessions
Lagunas Bravas	1,100	100% of concessions
Salar Ignorado	600	100% of concessions
Salar de Wheel Wright	1,200	100% of concessions
Laguna Escondida	900	100% of concessions
Rio de la Sal/Pedernales	900	100% of concessions
Laguna Verde	3,400	100% of concessions
La Laguna	400	100% of concessions
Salar Piedra Parada	3,600(1)	Contractual rights to exploit lithium, light metals and commercial salts(1)

(1)

Salico has been granted contractual rights from a private Chilean company to extract and exploit lithium, light metals and commercial salts with respect to Salar Piedra Parada; the private company owns senior mineral concessions at Piedra Parada on over 2,100 hectares, and has overstaked concessions on 1,500 additional hectares at Piedra Parada which are subject to the senior rights of a third party.

In connection with the closing of the acquisition, Salico granted a 2% net smelter return royalty to the vendor on future production from eight salars, and a 2% net smelter return royalty to another vendor on one salar, payable following commencement of commercial production to a maximum of US$6 million on a per salar basis. In addition, at the Piedra Parada salar, where Salico obtained contractual rights to exploit lithium and light metals, Salico granted a 2% net smelter return royalty to the vendor on the proceeds from the sale of lithium and light metals to a maximum of US$6 million. Prior to commencement of commercial production at any salar, Salico may re-purchase one-half of each net smelter return royalty for US$2 million on a per salar basis. Salico is obligated to pay the vendor a payment of US$2,000 per month as a lease and rental remittance fee to maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status.

ASPEN GROVE PROPERTY – NICOLA MINING DISTRICT, BRITISH COLUMBIA

Pursuant to an Option Agreement dated May 28, 2007, the Company was granted an option to acquire a 100% interest, subject to a 2% net smelter returns royalty, in the Aspen Grove Property situated in the Nicola Mining Division, British Columbia. In connection with the agreement, the Company paid $15,000 on the execution of the agreement and paid $15,000 and issued 50,000 common shares within 15 days after the Company’s shares commenced trading on the TSX Venture Exchange. In order to earn a 100% interest, the Company must make the following cash payments and issue the following common shares to the optionors:

Time Deadline	Cash	Common Shares
Within 1 year after the date the Company’s shares are traded on the TSX Venture Exchange	$20,000	50,000
(Within 2 years after the date the Company’s shares are traded on the TSX Venture Exchange	25,000	50,000
Within 3 years after the date the Company’s shares are traded on the TSX Venture Exchange	-	50,000
	$45,000	150,000

The net smelter returns royalty can be purchased by the Company for $1 million for each 1% of the royalty ($2 million in aggregate) during the 5 year period commencing from the date the property is put into commercial production.

During the year ended February 29, 2008, the Company acquired 3 additional mining claims in the Aspen Grove Property area for $6,400.

On June 10, 2010, the Company entered into an agreement to terminate the option agreement dated May 28, 2007 and to release its option on the 17 mineral claims that comprise the Aspen Grove copper property. As the Company is focused on Lithium and light metals, the Company decided to release its option and the acquisition and exploration costs were written off.

The Company completed the Phase 1 exploration program for $231,414 as recommended by the National Instrument 43-101 technical report on the Aspen Grove Property filed on SEDAR on June 17, 2009.

Employees

As of March 1, 2010, we had one (1) employee, including management.

Description of Property

We currently occupy and sublease office space at Suite 110, 3040 N. Campbell Avenue, Tucson, Arizona USA 85719, as our principal offices and pay the lessee approximately $1,000 per month. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis (“MD&A”) should be read in conjunction with the consolidated audited financial statements and notes thereto for the financial year ended February 28, 2010 of Pan American Lithium Corp., formerly Etna Resources Inc. (the “Company”).  Such consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

All dollar amounts are expressed in Canadian dollars unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report are forward-looking statements, which reflect our management’s expectations regarding our future growth, results of operations, performance and business prospects and opportunities including statements related to the development of existing and future property interests, availability of financing and projected costs and expenses.  Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future.  Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements.  No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits we will obtain from them.  These forward-looking statements reflect management’s current views and are based on certain assumptions and speak only as of the date of this report.  These assumptions, which include management’s current expectations, estimates and assumptions about current mineral property interests, the global economic environment, the market price and demand for lithium and other minerals and our ability to manage our property interests and operating costs, may prove to be incorrect.  A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions, (2) a decreased demand or price of lithium and other minerals, (3) delays in the start of projects with respect to our property interests, (4) inability to locate and acquire additional property interests, (5) the uncertainty of government regulation and politics in North America and Chile regarding mining and mineral exploration, (6) potential negative financial impact from regulatory investigations, claims, lawsuits and other legal proceedings and challenges, and (7) other factors beyond our control.

There is a significant risk that such forward-looking statements will not prove to be accurate.  Investors are cautioned not to place undue reliance on these forward-looking statements.  No forward-looking statement is a guarantee of future results.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  Additional information about these and other assumptions, risks and uncertainties are set out in the section entitled “Risk Factors” below.

DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the Province of British Columbia on September 18, 2006.  On January 20, 2010, the Company effected a name change to Pan American Lithium Corp.  The Company is a junior mineral exploration company engaged in the business of acquiring, exploring and evaluating lithium properties in Latin America.  The Company is currently listed for trading on the TSX Venture Exchange (the “Exchange”) under the symbol “PL” and has filed a Registration Statement on Form F-1 with the United States Securities and Exchange Commission with the goal to register its common shares under the United States Securities Exchange Act of 1934.

The Company currently has interests in two material lithium exploration property areas consisting of interests in nine lithium brine salars in Atacama Region III, Chile, and an option to acquire an indirect interest in the Cerro Prieto geothermal brine project in Baja California Norte, Mexico.  Until June 10, 2010, the Company held an option in the Aspen Grove copper property in the Nicola Mining District, British Columbia, Canada.  Pursuant to a termination agreement dated June 10, 2010, the Company terminated the option and released all interest in such minerals claims to the original optionors of the property.  In addition, the Company transferred the three remaining British Columbia minerals claims to the optionor under the same agreement. The Company has not yet determined whether its property interests contain reserves that are economically recoverable. The recoverability of amounts shown for resource properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development of the resource at such property and upon future profitable production or proceeds from the disposition thereof.

CHILEAN SALARS – ATACAMA REGION III, CHILE

On December 4, 2009, the Company acquired 99% of South American Lithium Company S.A. Cerrada (“Salico”) which, in turn, holds interests in a total of nine lithium salars in Chile as set out in the table below. The Company acquired Salico in connection with the closing of an Amended and Restated Securities Exchange Agreement dated October 18, 2009. The existing portfolio of rights in the nine salars includes surface brine lakes or surface flow at Laguna Verde, Laguna Brava and Rio Salado/Pedernales, and six additional lithium brine projects, all located in the mineral-rich Atacama Region III.

On June 14, 2010, the Company filed a National Instrument 43-101 compliant technical report for an inferred resource estimate for each of its Laguna Verde and Laguna Brava salars.  The inferred resource estimate at Laguna Verde surface lake was computed at an average grade of 212.40 mg/litre to be 512,960 tons of lithium carbonate equivalent, and at an average potassium grade of 4,881 mg/litre computed to be 4,223,134 tons of potassium chloride equivalent.  The inferred resource estimate at Laguna Brava surface lake was computed at an average grade of 313 mg/litre to be 13,580 tons of lithium carbonate equivalent, and at an average potassium grade of 3,356 mg/litre computed to be 46,623 tons of potassium chloride equivalent. For more information, see the technical reports filed on SEDAR on June 14, 2010.

The rights in these nine lithium salars cover a cumulative area in excess of 13,000 hectares, all accessible via serviceable roads. It is believed that the salars collectively carry the potential to host lithium in three distinct brine types: surface water, shallow and deep brines.

Name of Salar	Hectares Acquired	Property Rights held by Salico
Lagunas Jilgueros	1,100	100% of concessions
Laguna Brava	1,100	100% of concessions
Salar Ignorado	600	100% of concessions
Salar de Wheel Wright	1,200	100% of concessions
Laguna Escondida	900	100% of concessions
Rio de la Sal/Pedernales	900	100% of concessions
Laguna Verde	3,400	100% of concessions
La Laguna	400	100% of concessions
Salar Piedra Parada	3,600(1)	Contractual rights to exploit lithium, light metals and commercial salts(1)

(1)

Salico has been granted contractual rights from a private Chilean company to extract and exploit lithium, light metals and commercial salts with respect to Salar Piedra Parada; the private company owns senior mineral concessions at Piedra Parada on over 2,100 hectares, and has overstaked concessions on 1,500 additional hectares at Piedra Parada which are subject to the senior rights of a third party.

Pursuant to the terms of the Amended and Restated Securities Exchange Agreement, and at the closing thereof, the Company purchased 99% of the interests of Salico from the owners in consideration for the Company issuing 10,494,000 common shares to such holders at a fair value of $3,148,200.  Acquisition costs also included $184,000 which is the fair value of 613,333 finders shares issued.  The Company also agreed to pay US$50,000 to the former holder of the property interests on signing to cover costs incurred in connection with the formation and organization of Salico and a monthly fee of US$25,000 to compensate general and administrative costs of the former holder from the execution date to the closing date.  The closing of the agreement occurred on December 4, 2009.

In connection with the closing of the acquisition, Salico granted a 2% net smelter return royalty to the vendor on future production from eight salars, and a 2% net smelter return royalty to another vendor on one salar, payable following commencement of commercial production to a maximum of US$6 million on a per salar basis. In addition, at the Piedra Parada salar, where Salico obtained contractual rights to exploit lithium and light metals, Salico granted a 2% net smelter return royalty to the vendor on the proceeds from the sale of lithium and light metals to a maximum of US$6 million. Prior to commencement of commercial production at any salar, Salico may re-purchase one-half of each net smelter return royalty for US$2 million on a per salar basis. Salico is obligated to pay the vendor a payment of US$2,000 per month as a lease and rental remittance fee to maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status.

OPTION TO ACQUIRE ESCONDIDAS – MEXICO

On December 18, 2009, the Company entered into a Share Option Agreement with Escondidas Internacional S.A. de C.V., a privately-held Mexican corporation (“Escondidas”) and the shareholders of Escondidas.  Following the entry into the option agreement, the shareholders granted an option to the Company to acquire 76% of the issued and outstanding shares of Escondidas.  The primary asset of Escondidas is a joint venture and development agreement with CPI Internacional S.A. de C.V., a privately-held Mexican corporation (“CPI”), whereby CPI and Escondidas agreed to jointly process lithium and precious metals in the Cierro Prieto geothermal brine concessions that are owned by CPI and located in Baja California, Mexico, roughly 30 km south of the city of Mexicali.

Upon the exercise of the option, the Company will have the right to acquire 76% of the issued and outstanding shares of Escondidas held by the shareholders.  In consideration for the option, the Company has agreed to pay or issue the following on the closing date of the Option Agreement on a pro rata basis:

payment of US$125,000 to the shareholders;

issuance of 5,000,000 (formerly 10,300,000) common shares to the shareholders; and

issuance of 5,000,000 (formerly 7,500,000) warrants to the shareholders, each warrant of which entitles the shareholder to acquire an additional share of the Company at the exercise price of $0.50 per share for a period of two years from the closing date.

In addition, the Company is obligated to pay to the shareholders the following amounts on a pro rata basis:

US$500,000 - 6 months from commencement of commercial production (formerly from the date of closing);

US$500,000 - 12 months from commencement of commercial production (formerly from the date of closing); and

US$750,000 - 18 months from commencement of commercial production (formerly from the date of closing).

The Option Agreement further provides that the Company will pay:

US$150,000 to Escondidas on signing for the repayment of outstanding indebtedness owed by Escondidas;

US$50,000 to Escondidas on signing, and US$8,000 (formerly US$25,000) on a monthly basis thereafter until the earlier of the closing date or the termination of the Option Agreement to cover costs relating to outstanding expenses, due diligence, legal fees and other general and administrative expenses of Escondidas; and

US$50,000 to Escondidas at closing for the repayment of outstanding indebtedness owed by Escondidas.

Effective March 29, 2010, the parties extended the termination date of the Option Agreement to June 30, 2010. On June 30, 2010 and subsequent to the filing of the annual report, the parties extended the termination date of the Option Agreement to October 31, 2010 and substantially changed the terms of the agreement as reflected above. The Company is currently conducting its due diligence review in connection with the Escondidas transaction.  The Company anticipates it will incur a significant amount of time and costs in connection with the due diligence and closing of the Escondidas transaction.  If additional funds are required to close the transaction, the Company anticipates that it will raise such funds through an equity financing on a private placement basis.  The Company is currently negotiating a possible extension of the closing date with the parties to the Option Agreement.

OVERALL PERFORMANCE

The Company was incorporated on September 18, 2006 and completed its initial public offering on July 24, 2009.  As an exploration stage company, the Company has not generated revenues to date from its properties and anticipates that it will continue to require equity financing to fund operations until such time as one or more of its properties are put into commercial production on a profitable basis.  During the year ended February 28, 2010, the Company identified the lithium sector as a viable business opportunity to increase shareholder value.  During this time, the Company entered into an Amended Share Exchange Agreement as discussed above under the heading “Chilean Salars – Atacama Region III”.  As a result, the Company incurred increased costs in connection with the acquisition which closed on December 4, 2009.  Total expenses plus other items and net loss during the year ended February 28, 2010 were $1,388,366, compared to $53,182 as at February 28, 2009.  Subsequent to the year ended February 28, 2010, the Company entered into a Termination Agreement with two individuals to terminate the Option Agreement dated May 28, 2007 and to release its option on the 17 mineral claims that comprise the Aspen Grove copper property plus three additional mineral claims located in British Columbia.  Following execution of the Termination Agreement, management wrote off the Aspen Grove assets which amounted to $393,689.  Management intends to concentrate its activities on the lithium sector and anticipates that expenses will materially increase during the foreseeable future as the Company carries out its exploration activities on its Chilean salars and moves ahead with the proposed transaction involving Escondidas.

SELECTED ANNUAL INFORMATION

The following information sets out the Company’s audited selected annual information for the years ended February 28, 2010 and 2009 and February 29, 2008:

	Year Ended February 28, 2010	Year Ended February 28, 2009	Year Ended February 29, 2008
	($)	($)	($)
Revenue	Nil	Nil	Nil
Expenses	970,008	63,956	194,683
Net Loss	1,388,366	53,182	174,310
Basic and Diluted Loss Per Share	0.10	0.01	0.04

	As at February 28, 2010	As at February 28, 2009	As at February 29, 2008
	($)	($)	($)
Mineral Properties	3,727,127	139,775	138,915
Total Assets	5,706,053	237,236	163,400
Long-Term Debt	Nil	Nil	Nil
Dividends	Nil	Nil	Nil

As a mineral exploration company, the Company has not generated any revenues to date from its properties. During the year ended February 29, 2008, the Company incurred expenses higher than the prior period with respect to management and administrative fees, office and miscellaneous fees, professional fees and rent, but stock-based compensation expense of $140,000 raised total expenses to a total of $194,683 for the year. During the year ended February 28, 2009, expenses totalled $63,956 which is consistent for prior periods without the compensation expense incurred in the year ended February 29, 2008.  During the year ended February 28, 2010, expenses totalled $970,008 which reflects the Company’s increased activities as it focussed on the exploration of its Chilean lithium interests.  Expenses during the year ended February 28, 2010 were largely comprised of management fees of $234,489, investor communications of $216,085, stock based compensation of $242,698 and professional fees of $130,737.  These material increases reflected the focus on the Company’s lithium property interests, the expansion of the Company’s management team and board of directors, and increased professional fees resulting from the acquisitions of its lithium property interests.  Management anticipates that expenses will continue to increase as the Company proceeds with the development of its exploration stage properties.  See the discussion under the headings “Liquidity” and “Capital Resources” for more information.

RESULTS OF OPERATIONS

Year ended February 28, 2010

During the year ended February 28, 2010, the Company incurred expenses of $970,008, primarily consisting of management fees of $234,489, investor communications of $216,085, stock based compensation of $242,698 and professional fees of $130,737.  Net loss for the year ended February 28, 2010 was $1,388,366, including a $393,689 impairment charge for writing off the Aspen Grove property.  During the year ended February 28, 2009, the Company incurred expenses of $63,956, primarily consisting of management fees of $42,000, professional fees of $12,466, rent expenses of $9,000 and office and miscellaneous of $490.  Net loss for the year ended February 28, 2009 was $53,182.

Following the disposition of its Aspen Grove Property and additional mineral claims located in British Columbia, Canada, the Company holds property interests in Chile and Mexico as described under the heading “Description of Business”.  On June 10, 2010, the Company entered into a Termination Agreement with two individuals to terminate the Option Agreement dated May 28, 2007 and to release its option on the 17 mineral claims that comprise the Aspen Grove copper property. As the Company is focussed on the exploration and development of properties containing lithium and light metals, the Company decided to release its option on the Aspen Grove property and transfer all interest in such property back to the original optionors.  Following the agreement, the Company wrote off $393,689 with respect to the Aspen Grove Property.

At Laguna Verde, subject to adequate funding, the Company is planning to engage a professional chemistry and engineering consulting firm to undertake scoping and pre-feasibility studies.  Such studies are expected to take 9 months to complete and cost in the range of $750,000 to $1 million.  The Company anticipates hiring this consultant by August 31, 2010.  Thereafter, the Company intends to commence a full feasibility study, permitting and preliminary engineering, which could cost in total upwards of $5 million.

Subject to adequate funding, the Company is planning to undertake a conditional three stage exploration program at Laguna Brava.  Stage 1 would include a bathymetry and geochem program estimated to cost $150,000 which is anticipated to commence during the fall of 2010 and last 3 months.  Following successful results, Stage 2 would include a hydrologic program and metallurgy and evaporation testwork to cost $176,500 which is anticipated to take 9 months.  Following successful results, Stage 3 would include a drilling and aquifer evaluation to cost $455,000 which is anticipated to last an additional 6 months.  Total cost for the three stages, including a 15% contingency, is approximately $900,000.

As to the seven other salar properties in Region III Chile, the Company has no immediate plans for exploration or development for the upcoming fiscal year.  The Company intends to spend only necessary property holding costs for these sites, in the approximate amount of $50,000 per year.

Assuming the Option Agreement with Escondidas is extended by the parties, the Company intends to conduct additional due diligence to evaluate the merits of the transaction while awaiting the procurement, by the joint venture partner of Escondidas, of additional agreements for access and permits from Mexican governmental agencies.  The costs for this exercise are anticipated not to exceed the $8,000 (formerly $25,000) per month that is currently being remitted to Escondidas by the Company.

SUMMARY OF QUARTERLY RESULTS

The following table provides quarterly financial information for the prior four quarters following the Company becoming a reporting issuer on June 15, 2009:

Description	Three Months Ended February 28, 2010 (audited)	Three Months Ended November 30, 2009 (unaudited)	Three Months Ended August 31, 2009 (unaudited)	Three Months Ended May 31, 2009 (unaudited)
	($)	($)	($)	($)
Revenue	Nil	Nil	Nil	Nil
Net loss before other items	808,474	60,031	70,046	31,457
Net loss for period	1,226,832	60,031	70,046	31,457
Basic and fully-diluted loss per share	0.04	0.01	0.01	0.01

The Company became a reporting issuer following completion of its initial public offering on July 24, 2009.  During the three months ended May 31, 2009, the Company incurred expenses of $31,457 which primarily consisted of management fees of $10,500 and professional fees of $18,327.  During the three months ended August 31, 2009, expenses increased to $70,046 largely the result of stock based compensation fees of $34,458.  Management fees and other expenses were generally similar to the three months ended May 31, 2009.  Expenses decreased to $60,031 during the three months ended November 30, 2009.  During this time, stock based compensation expense decreased to $17,299 and professional fees decreased to $7,256 following completion of the Company’s initial public offering. During the three months ended February 28, 2010, expenses increased to $808,474 as the Company ramped up development of its mineral properties and increased fund raising efforts.  During this time, investor communications increased to $205,241, management fees increased to $198,489, stock based compensation increased to $191,011, professional fees increased to $93,502, and advertising increased to $51,503.

LIQUIDITY

The Company had cash of $1,637,451 at February 28, 2010 and $147 at February 28, 2009, and the Company had working capital of $1,659,938 at February 28, 2010 as compared to a working capital deficiency of $106,703 at February 28, 2009.

On December 4, 2009, the Company closed a non-brokered unit private placement financing of approximately $2,954,640 in connection with the closing of the Amended Share Exchange Agreement on December 4, 2009.  Pursuant to the terms of the financing, the Company issued a total of 9,848,801 units at $0.30 per unit for gross proceeds of $2,954,640.  Each unit is comprised of one common share and one-half of one common share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at a price of $0.50 until expiry on June 4, 2011. These warrants were valued at $659,030 using the Black-Scholes valuation model. The Company also issued 782,836 warrants, valued at $104,862 using the Black-Scholes valuation model, and paid cash of approximately $290,755 to finders and legal fees in connection with the closing of the financing.

The Company anticipates that it currently does not have sufficient capital in order to meet its requirements for the next twelve month period.  These costs include the proposed scoping and feasibility studies at Laguna Verde, the proposed exploration program at Laguna Brava, as described under the heading “Results of Operations”, the assumed continuation of due diligence costs with respect to the Escondidas transaction, general and administrative costs and costs associated with keeping the Chilean salars in good standing during the next twelve months.  The Company plans to raise such funds primarily through the private placement of its equity securities.  Under such circumstances, there is no assurance that the Company will be able to obtain further funds required for the Company’s continued working capital requirements.  Any issuance of the Company’s equity securities in the near future may result in substantial dilution to the Company’s existing shareholders.

CAPITAL RESOURCES

The Company has capital commitments in connection with its Chilean properties.  The Company indirectly holds interests in nine Chilean lithium salars through its 99% owned subsidiary Salico.  The Company estimates that Salico is required to pay $50,000 during the next twelve months to keep the property interests in good standing.  The Company is also required to pay to a third-party US$2,000 per month as a lease and rental remittance fee to maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status.

Operating Activities

The Company used cash of $869,816 in operating activities during the year ended February 28, 2010 and used cash of $30,839 during the year ended February 28, 2009.

Financing Activities

The Company received total cash of $3,411,286 in financing activities during the year ended February 28, 2010. During such time, the Company received cash of $3,843,724 from the issuance of shares and exercise of stock options and warrants, less $11,500 due to related parties and less $420,938 for share issuance costs.  The Company received total cash of $16,828 in financing activities during the year ended February 28, 2009.  During such time, the Company received $43,000 from the issuance of shares and $2,500 from related parties less $28,672 with respect to deferred financing costs.

Investing Activities

The Company used cash of $904,166 in investing activities during the year ended February 28, 2010 due to the acquisition of mineral properties, deferred acquisition costs and advances and deferred exploration expenditures.  The Company used cash of $860 in investing activities during the year ended February 28, 2009 due to deferred exploration expenditures.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has not entered into any off-balance sheet arrangements.

TRANSACTIONS WITH RELATED PARTIES

The Company entered into an employment agreement dated November 1, 2009 with Andrew Brodkey, the current Chief Executive Officer and a director of the Company. Pursuant to the terms of the agreement, the Company has agreed to pay Mr. Brodkey a base salary of US$10,000 per month and options to acquire 1.5 million shares of the Company, the terms of which were to be agreed upon at a later date. During the year ended February 28, 2010, the Company incurred $45,542 to Mr. Brodkey. In addition, the Company entered into a consulting agreement dated November 1, 2009 with Sage Associates Inc., a company wholly-owned by David Hackman, an officer of the Company. Pursuant to the terms of the agreement, Sage Associates agreed to provide geological and advisory services in consideration for the payment of US$6,000 per month. During the year ended February 28, 2010, the Company incurred $19,037 to Sage.  The Company has engaged Kriyah Consultants LLC, a company whose Manager is Andrew Brodkey, to provide administrative services for US$2,500 per month and incurred $10,605 during the year ended February 28, 2010. During this same period, the Company incurred $13,995 to Jodi Henderson, the Company’s Corporate Secretary.  The Company also paid management fees of $48,000, accounting fees of $12,125, and rent of $13,750 to companies controlled by Jerry Minni, a former director and officer, or to companies in which Mr. Minni was a partner.

On January 15, 2010, the Company entered into stock option agreements with each of Andrew Brodkey, David Hackman, Frank Garcia, and Jodi Henderson. Andrew Brodkey is a director and officer of the Company and David Hackman and Jodi Henderson are officers of the Company. Each agreement granted 100,000 options to such persons, each option entitling the holder to acquire one common share in the capital of the Company at the exercise price of $0.50 per share until expiry on January 15, 2015.

Subsequent to the year ended February 28, 2010, the Company entered into stock option agreements with each of David Hackman, Jodi Henderson, and Frank Garcia each being officers of the Company and Andrew Brodkey being a director and officer of the Company. Andrew Brodkey, Jodi Henderson and Frank Garcia entered into stock option agreements that granted 75,000 options and David Hackman entered a stock option agreement that granted 50,000 options, each option entitling the holder to acquire on common share in the capital of the Company at the exercise price of $0.55 per share until expiry on March 30, 2015. Except for Frank Garcia and 23,800 of Jodi Henderson’s granted options, these options are contingent on Exchange and shareholder approval of a new rolling stock option plan, which will be presented at the next annual general meeting.

Subsequent to the year ended February 28, 2010, the Company granted 200,000 options to Ronald Richman, a director of the Company.  The stock options were issued under the Company’s rolling stock option plan, each option of which is exercisable at $0.55 per share until April 9, 2020. The option grant is required to be approved by the Exchange and the shareholders of the Company at the next annual general meeting.

On May 25, 2010, and subsequent to the year ended February 28, 2010, the Company granted 350,000 options to Andy Brodkey, a director and officer, 100,000 options to David Terry, a director, 50,000 options to Jodi Henderson, an officer, and 50,000 options to Frank Garcia, an officer, for a total of 550,000 options. The stock options were issued under the Company’s rolling stock option plan, each option of which is exercisable at $0.30 per share until May 25, 2020. The option grants are required to be approved by the Exchange and the shareholders of the Company at the next annual general meeting.

FOURTH QUARTER

During the three months ended February 28, 2010, the Company incurred expenses of $808,474, which primarily consisted of $205,241 of investor communications, $198,489 of management fees, $191,011 of stock based compensation, $93,502 of professional fees, and $51,503 of advertising.  Net loss for the three months ended February 28, 2010 was $1,226,832.  As the Company was a private company prior to its initial public offering on July 24, 2009, the Company has not prepared, and is not required to prepare, interim financial statements for the three months ended February 28, 2009.  As a result, the Company is unable to provide a comparable analysis of the prior period.

PROPOSED TRANSACTIONS

Other than set out herein, the Company does not have any undisclosed proposed transactions that the board of directors or senior management believes is probable and a decision has been made to proceed with the transaction.

CHANGES IN ACCOUNTING POLICIES INCLUDING INITIAL ADOPTION

Changes in Accounting Policy

EIC-173, Credit risk and fair value of financial assets and financial liabilities

In January 2009, the CICA issued EIC-173, Credit risk and fair value of financial assets and financial liabilities , which clarifies that the Company’s credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial instruments including derivative instruments. EIC-173 is to be applied retrospectively without restatement of prior periods to all financial assets and liabilities measured at fair value in interim and annual financial statements for periods ending on or after the date of issuance of this Abstract. The adoption of this new standard did not have any significant impact on the consolidated financial statements.

EIC-174, Mining Exploration Costs

In March 2009, the CICA issued EIC-174, which provides guidance on the accounting and the impairment review of exploration costs. This Abstract applies to interim and annual financial statements relating to fiscal years beginning on or after January 1, 2009. The adoption of this new standard did not have any significant impact on the Company’s consolidated financial statements.

Section 3862, Financial Instruments-Disclosures

During 2009, CICA Handbook Section 3862, Financial Instruments – Disclosures (“Section 3862”), was amended to require disclosures about the inputs to fair value measurements, including their classification within a hierarchy that prioritizes the inputs to fair value measurement. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

Recent Accounting Pronouncements

Section 1582, Business Combinations

In January 2009, the CICA issued Section 1582, Business Combinations, replacing Section 1581, Business Combinations. This section establishes the standards for the accounting for business combinations, and states that all assets and liabilities of an acquired business will be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in the periods after the acquisition date. This new Section will be applicable to financial statements relating to fiscal years beginning on or after January 1, 2011. Earlier adoption is permitted. The Company is currently assessing the future impact of this new standard on its financial statements.

Section 1601, Consolidated Financial Statements, and Section 1602, Non-controlling interests

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, and 1602, Non-controlling interests, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted. The Company is currently evaluating the impact of this standard on the consolidated financial statements.

Sections 1601 and 1602 must be implemented concurrently with Section 1582, Business Combinations , discussed above. Both Sections are applicable for fiscal years beginning on or after January 1, 2011 with earlier adoption permitted as of the beginning of a fiscal year. Section 1602 is to be applied retrospectively, with certain exceptions. These sections have no impact on these consolidated financial statements.

International Financial Reporting Standards (“IFRS”)

In February 2008, the Canadian Accounting Standards Board (“AcSB”) confirmed that January 1, 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. The IFRS standards will be effective for the Company for interim and annual financial statements relating to the Company’s fiscal year beginning on or after January 1, 2011. The effective date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the interim periods and year ended February 28, 2010. The Company has begun the planning and scoping phase of the transition to IFRS and intends to transition to IFRS financial statements during fiscal 2011. While the Company has begun assessing the adoption of IFRS for fiscal 2011, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”)

In February 2008, the AcSB confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the year ended February 28, 2010. Management is currently assessing the impact of adopting IFRS and it has not yet determined its effect on the Company’s financial statements.

The Company will report interim and annual financial statements in accordance with IFRS beginning with the year ended February 28, 2011. The Company’s fiscal 2011 interim and annual financial statements will include comparative fiscal 2010 financial statements, adjusted to comply with IFRS.

The Chief Financial Officer will manage the conversion and report regularly to the Audit Committee. The implementation of IFRS consists of four phases:

(i)

Scoping and impact analysis – Project scoping and impact analysis will be completed by November 30, 2010, and will produce a high level view of potential differences to existing accounting and reporting policies and consequential changes to information systems and business processes.

(ii)

Evaluation and design phase – This phase involves specification of changes required to existing accounting policies, information systems and business processes, together with an analysis of policy alternatives allowed under IFRS and development of draft IFRS financial statement content.

(iii)

Implementation phase – The implementation and review includes training programs for all current and future finance staff, execution of changes to information systems and business processes, and completing formal authorization processes to approve recommended accounting policy changes. It will culminate in the collection of financial information necessary to compile IFRS compliant financial statements, embedding of IFRS in business processes, elimination of unnecessary data collection processes and Board approval of IFRS financial statements. Implementation also involves delivery of further training to staff as systems begin to take effect.

(iv)

Quantitative impact review phase – Final determination of accounting policies and the quantitative impact of adopting IFRS on key line items in Rockland’s financial statements

Impact of Adopting IFRS on the Company’s Financial Statements

The adoption of IFRS will result in some changes to the Company’s accounting policies that are applied in the recognition, measurement and disclosure of balances and transactions in its financial statements.

The following provides a summary of the Company’s evaluation to date of potential changes to accounting policies in key areas. This summary is intended only to highlight the areas the Company believes to be most significant based on its evaluations to date, and is not necessarily a complete list of changes that will result from adoption of IFRS.

In addition, the International Accounting Standards Board has significant ongoing projects related to potential changes to IFRS that could affect the potential for changes to the Company’s current accounting policies on adoption of IFRS.

Impairment of (Non-financial) Assets — IFRS requires a write down of assets if the higher of the fair market value and the value in use of a group of assets is less than its carrying value. Value in use is determined using discounted estimated future cash flows. Current Canadian GAAP requires a write down to estimated fair value only if the undiscounted estimated future cash flows of a group of assets are less than its carrying value. The Company’s accounting policies related to impairment of non-financial assets will be changed to reflect these differences, however the Company does not expect that this change will have an immediate impact to the carrying value of its assets. The Company will perform impairment assessments in accordance with IFRS at the transition date.

Share-based Payments — In certain circumstances, IFRS requires a different measurement of stock-based compensation related to stock options than current Canadian GAAP. The Company does not expect any changes to its accounting policies related to share-based payments that would result in a significant change to line items within its financial statements.

Asset Retirement Obligations (Decommissioning Liabilities) — IFRS requires the recognition of a decommissioning liability for legal or constructive obligations, while current Canadian GAAP only requires the recognition of such liabilities for legal obligations. A constructive obligation exists when an entity has created reasonable expectations that it will take certain actions. The Company’s accounting policies related to decommissioning liabilities will be changed to reflect these differences, however the Company does not expect this change will have an immediate impact to the carrying value of its assets.

Income Taxes — IFRS contains some different guidance related to recognition and measurement of future (deferred) income taxes. One of those differences relates to accounting for “flow-through” common shares, for which IFRS does not include the same level of specific guidance provided under current Canadian GAAP. The Company has not completed its detailed evaluation of the differences between IFRS and current Canadian GAAP related to accounting for income taxes. These differences could require changes to accounting policies that may impact the Company’s financial statements and require adjustments to future (deferred) income taxes and shareholders’ equity.

FINANCIAL INSTRUMENTS AND OTHER INSTRUMENTS

The Company’s financial instruments consist of cash, accounts payable and amounts due to a director.  Management believes that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

OUR MANAGEMENT

Andrew Brodkey, President, CEO, Director

Mr. Brodkey is a mining engineer and a lawyer. He graduated with distinction with a B.S. in Mining Engineering from the University of Arizona in 1979. Mr. Brodkey earned a law degree, cum laude, from Creighton University in 1982. He worked at the Denver, Colorado law firm of Gorsuch, Kirgis, Campbell, Walker and Grover as an associate specializing in natural resources and environmental law from 1982 until 1987. Subsequently, Mr. Brodkey joined Magma Copper Company, a NYSE-traded mining company in 1987, where he held various positions, eventually succeeding to the role of Vice President and General Counsel in 1992. Following Magma’s acquisition by BHP in 1996, he remained in a senior legal position with BHP Copper Inc., and in 2000 moved to the position of Vice President, Business Development for BHP Copper. Following his departure from BHP in 2002, Mr. Brodkey held the position of Managing Director of the International Mining & Metals Group of CB Richard Ellis, Inc (“CBRE”), where he was responsible for creating and building the mining property practice of CBRE. Currently, Mr. Brodkey is the President, CEO and Director of Pacific Copper Corp, and President and Director of Zoro Mining Corp. His is also the Manager of Kriyah Consultants LLC, which has a contractual relationship with the Company.

Jodi Henderson, Secretary

Ms. Henderson is currently the Director of Operations for Kriyah Consultants, LLC an administration company that manages publicly held mining exploration companies. Prior to her September 2007 appointment to Kriyah she managed the administration and marketing for the International Mining & Metals Group of CB Richard Ellis, Inc. After she received her degree in Applied Mathematics from the Indiana State University she gained 10 years of board, administration and finance management experience which included a tenure as a Director for the Tucson Museum of Art from 2002 to 2005. Currently, Ms. Henderson is the Secretary and Treasurer for Zoro Mining Corp. and Secretary of Pacific Copper Corp.

Dr. David Hackman, V.P. Exploration

Dr. Hackman is a geologist and a registered profession engineer with over 35 years international experience specializing in the evaluation of leachable metal deposits. He has worked as a geologist for Mobil Oil Company and ALCOA. From 1990 to 1995, he was the president, of Liximin, Inc., a mineral exploration and mine development company based in Tucson, Arizona. From 1996 to 2000, he was an officer and director of Silver Eagle Resources Ltd. Currently, Dr. Hackman is the V.P of Exploration for Pacific Copper Corp. and Zoro Mining Corp. where he is also serves as a Director.

Frank Garcia, CFO

Frank Garcia from 2007 to the present worked as Accounting Manager for Kriyah Consultants LLC providing accounting services for mining exploration companies. From 1997 to 2006, Mr. Garcia was employed in senior management positions by Misys PLC, a global software and solutions company serving customers in international banking and securities, international healthcare, and UK retail financial services. Prior to 1997 Mr. Garcia held executive positions with CEMEX, a world leader in the construction materials industry.

Mr. Garcia received his Bachelor of Science –Business Administration—Major in Accounting from the University of Arizona in 1981.

Dr. David Terry, Independent Director

Dr. David Terry serves currently as an independent member of the Board of Directors. He holds a BSc and a PhD in Geology from the University of Western Ontario and a P. Geo. license in the Province of British Columbia. Dr. Terry has over 20 years of experience in the resource sector focused primarily on exploration for a wide spectrum of mineral deposits throughout North and South America. He has held numerous senior positions with both large mining companies and junior exploration companies, including IMA Exploration Inc., Boliden Limited, Westmin Resources Limited, Hemlo Gold Mines Inc., Cominco Limited and Gold Fields Mining Corporation. Dr. Terry currently serves as a director and officer of several publicly-listed mineral exploration companies.

Dr. Ronald Richman, Independent Director

Ronald Richman from 2008 to the present was a co-director at Arid Lands Bioenergy Institute at the University of Arizona responsible for developing industrial liaison program, and reviewing programs for potential commercialization. responsible for developing industrial liaison program, and reviewing programs for potential commercialization.

From 2003 to the present, Dr. Richman was Director and Chief Executive Officer of Innovative Technology Development Center in Tucson, AZ a Not-for-profit organization promoting sustainable economic development across Southern Arizona with focus on renewable resources. Prior to this, Dr. Richman held senior executive positions with IBM where he worked for 35 years.

Dr. Richman received a Bachelor of Science Degree in Chemistry from New York University, a Master of Science in Chemistry at the University of Colorado, a Doctor of Philosophy in Chemistry from the University of Colorado, the Wharton Executive Program, Wharton School, Senior Management Development at Sands Point IBM.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Corporate Governance Guidelines. We have adopted a set of corporate governance guidelines that applies to our directors, officers and all employees. These guidelines may be obtained free of charge by writing to Pan American Lithium Corp., Attn: Chief Financial Officer, Suite 110, 3040 N. Campbell Avenue, Tucson , AZ 85719.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

			(a)	(b)	(c)
				Option	All Other	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Compensation**	Compensation

Andrew Brodkey	2010	$45,542	$0	$0	$0	$45,542
Chairman of the Board, CEO President	2009	0	0	0	0	0

Jodi Henderson	2010	$13,995	$0	$0	$0	$13,995
Secretary	2009	0	0	0	0	0

David Hackman	2010	$19,037	$0	$0	$0	$19,037
V.P. Exploration	2009	0	0	0	0	0

Jerry Minni	2010	$48,000	$0	$0	$0	$48,000
Former CFO	2009	42,000	0	0	0	42,000

Audit, Compensation and Nominating Committees As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Nevertheless, the Company does have an Audit Committee consisting of independent Directors David Terry and Ronald Richman, and management director Andrew Brodkey. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of two members who are considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of April 1, 2010, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned(*)	Class (**)

Andrew Brodkey	1,023,000	2.6%

David Hackman	300,000.76%

Jodi Henderson	200,000.5%

Frank Garcia	200,000.5%

All directors and officers as a group (4 persons)	1,723,000	4.36%

(*)

Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)

Percent of class is calculated on the basis of the number of fully diluted shares outstanding on April 1, 2010 (39,003,056).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Pan American Lithium Corp., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

The Company entered into an employment agreement dated November 1, 2009 with Andrew Brodkey, the current Chief Executive Officer and a director of the Company. Pursuant to the terms of the agreement, the Company has agreed to pay Mr. Brodkey a base salary of US$10,000 per month and options to acquire 1.5 million shares of the Company, the terms of which were to be agreed upon at a later date. In addition, the Company entered into a consulting agreement dated November 1, 2009 with Sage Associates Inc., a company wholly-owned by David Hackman, an officer of the Company. Pursuant to the terms of the agreement, Sage Associates agreed to provide geological and advisory services in consideration for the payment of US$6,000 per month. Lastly, the Company entered into a consulting agreement dated November 1, 2009 with JVM Management Ltd., a company wholly-owned by Jerry Minni, formerly the Chief Financial Officer and a director of the Company. Pursuant to the terms of the agreement, JVM Management provided financial and accounting services to the Company in consideration for the payment of $3,500 per month. The Company also paid accounting fees of $12,125 and rent of $13,750 to companies controlled by Jerry Minni, a former director and officer, or to companies in which Mr. Minni was a partner.

On January 15, 2010, the Company entered into stock option agreements with each of Andrew Brodkey, David Hackman, Frank Garcia, and Jodi Henderson. Andrew Brodkey is a director and officer of the Company and David Hackman and Jodi Henderson are officers of the Company. Each agreement granted 100,000 options to such persons, each option entitling the holder to acquire one common share in the capital of the Company at the exercise price of $0.50 per share until expiry on January 15, 2015.

On March 30, 2010, the Company entered into stock option agreements with each of David Hackman, Jodi Henderson, and Frank Garcia each being officers of the Company and Andrew Brodkey being a Director and Officer of the Company. Andrew Brodkey, Jodi Henderson and Frank Garcia entered into stock option agreements that granted 75,000 options and David Hackman entered a stock option agreement that granted 50,000 options, each option entitling the holder to acquire on common share in the capital of the Company at the exercise price of $0.55 per share until expiry on March 30, 2015. Except for Frank Garcia and 23,800 of Jodi Henderson’s granted options, these options are contingent on the TSXV and the Shareholder approval of the new Stock Option Plan, which will be presented at the next Annual Meeting.

Subsequent to the year ended February 28, 2010, the Company granted 200,000 options to Ronald Richman, a director of the Company. The stock options were issued under the Company’s rolling stock options plan, each option of which is exercisable at $0.55 per share until April 9, 2020. The option grant is required to be approved by the Exchange and the shareholders of the Company at the next annual general meeting.

On May 25, 2010, and subsequent to the year ended February 28, 2010, the Company granted 350,000 options to Andy Brodkey, a director and officer, 100,000 options to David Terry, a director, 50,000 options to Jodi Henderson, an officer, and 50,000 options to Frank Garcia, an officer, for a total of 550,000 options. The stock options were issued under the Company’s rolling stock option plan, each option of which is exercisable at $0.30 per share until May 25, 2020. The option grants are required to be approved by the Exchange and the shareholders of the Company at the next annual general meeting.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. As of the date of this document, our Board of Directors has determined that its members meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock

	Number of Shares at June 29, 2010
Title of Class	Authorized	Outstanding

Common stock, $0.00 par value per share	100,000,000	32,668,070

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

	Number of
	Shares of	Number	Shares of
	Common	of	Common
	stock	Shares of	Stock	Percentage
	Beneficially	Common	Beneficially	Beneficially
	Owned	Stock	Owned	Owned
	Prior to	Being	After the	After the
Name	Offering(1)	Offered	Offering(1)	Offering

169838 Canada, Inc.	50,000	50,000	0	0%
Karl Antonius	50,000	50,000	0	0
Paul Beattie	65,000	65,000	0	0
Aaron Besner	10,000	10,000	0	0
Boomba Holdings, Inc.	34,000	34,000	0	0
Frances Budnik	84,0000	84,000	0	0
James Munday Carless	150,000	150,000	0	0
Ivan Cheong	5,000	5,000	0	0
314 Finance Corp.	100,000	100,000	0	0
Andre Ayotte	20,000	20,000	0	0
John W. Belhumeur	23,333	23,333	0	0
BGMC Corporation	10,000	10,000	0	0
Keenan Brady	30,000	30,000	0	0
Don Buchinski	20,000	20,000	0	0
Canaccord Financial LTD	3,109,801	3,109,801	0	0
CDS & CO	9,485,977	9,485,977	0	0
Yen Yee Chong	60,000	60,000	0	0
Matthew Ciampini	10,000	10,000	0	0
Oana Costinela Constantinescu	10,000	10,000	0	0
Donald Dellazizzo	20,000	20,000	0	0
Richard Ialungo	14,000	14,000	0	0
Dallas Fahy	40,000	40,000	0	0
Kenneth A. Fuller	10,000	10,000	0	0
Gabriele Giobbi	20,000	20,000	0	0
Marc Giroux	10,000	10,000	0	0
Livia Constantinescu	20,000	20,000	0	0
Anthony Croll	40,000	40,000	0	0
Duster Capital Corp.	20,000	20,000	0	0
Richard Edyvean	50,000	50,000	0	0
Glynn Fisher	66,667	66,667	0	0
Furs by Harris, Inc.	300,000	300,000	0	0
Maurizio Giobbi	20,000	20,000	0	0
Global Securities Corp TR for Mariella Ferchoff	35,000	35,000	0	0
George Harlambidis	10,000	10,000	0	0
Haywood Securities Inc TR for Bolder Investment Ptnrs Ltd.	70,000	70,000	0	0
Ian Heathcote	1,341,600	1,341,600	0	0
Ivan Cons Financial Services	10,000	10,000	0	0
Jordan Capital Markets, Inc.	430,000	430,000	0	0
Kalo Investments, Inc.	233,333	233,333	0	0
Robert Hayes	15,000	15,000	0	0
Haywood Securities, Inc.	550,000	550,000	0	0
Nick Horsley	10,000	10,000	0	0
Investor Co. TR for Paul Beattie	33,000	33,000	0	0
Jayvee & Co.	370,000	370,000	0	0
JVM Management LTD	207,000	207,000	0	0
Barbara Kaplan	33,000	33,000	0	0
Colleen Kaplan	10,000	10,000	0	0

Sydney Kaplan	33,000	33,000	0	0
Allan Kruger	60,000	60,000	0	0
Anna Lalungo	14,000	14,000	0	0
Eduardo Esteffan Marco	1,653,600	1,653,600	0	0
Gino Maselli	100,000	100,000	0	0
Archie Melnyk	15,000	15,000	0	0
Zavie Miller	10,000	10,000	0	0
Maurice Kaplan	33,000	33,000	0	0
Constantinos Kouremenos	7,000	7,000	0	0
Jacques Lacriox	50,000	50,000	0	0
Abby Malkinson	17,000	17,000	0	0
Michael Marianicz	20,000	20,000	0	0
Nick Mavroudis	10,000	10,000	0	0
Michael Pesner Enterprises, Inc.	34,000	34,000	0	0
Minegate Resources Capital	613,333	613,333	0	0
NBCN Inc. TR for Pinetree Resource Partnership	1,666,667	1,666,667	0	0
Orca Trading GMBH	100,000	100,000	0	0
Pension Financial Services Canada, Inc. TR for Richard Groome	65,000	65,000	0	0
PI Financial Corp. TR for Carrie Cesarone	10,000	10,000	0	0
Gaetano Pucci	10,000	10,000	0	0
Research Capital Corporation TR for Geoff Fraser	50,000	50,000	0	0
Research Capital Corporation TR for Brock Staples	35,000	35,000	0	0
NBCN Inc. TR for Joesph Shapiro	20,000	20,000	0	0
Stacey Alexander Osborne	10,000	10,000	0	0
Penson Financial Services Canada Inc. TR for Muthupalaniappan Kalairajah	35,000	35,000	0	0
PI Financial Corp. TR for Carrie Cesarone	10,000	10,000	0	0
RBC Dominion Securities Inc. TR for Michael Penser	34,000	34,000	0	0
Research Capital Corporation TR for Marcia Fraser	50,000	50,000	0	0
Research Capital Corporation TR for Paul Callon	85,000	85,000	0	0
Research Capital Corporation TR for Geoff Jessup	50,000	50,000	0	0
Research Capital Corporation TR for Jason Chen	65,000	65,000	0	0
Robertson Financial Services	67,000	67,000	0	0
Roytor & Co. for Cat Brokerage AG RBC Dexia Investor Services Trust Securities Cage	300,000	300,000	0	0
Robert Santini	20,000	20,000	0	0
Spectre Investments Inc.	100,000	100,000	0	0
Lafayette Tierney	10,000	10,000	0	0
Research Capital Corporation TR for Leo Wong	125,000	125,000	0	0
Gaye Richards	25,000	25,000	0	0
Mario Romano	10,000	10,000	0	0
Roytor & Co. for Lblux Sicav-Fis Junior Mining RBC Dexia Investor Services Trust Securities Cage	130,000	130,000	0	0
Matthew Shadley	10,000	10,000	0	0
Maria Stam	20,000	20,000	0	0
Constantine Tzimokas	10,000	10,000	0	0
Union Securities Ltd for Kazimierz Gruchalla	100,000	100,000	0	0
Leo Vavougios	10,000	10,000	0	0
Robin Voice	30,000	30,000	0	0
Harold Gardner Wood	1,738,400	1,738,400	0	0
Valeurs Mobilieres Desjardins, Inc.	20,000	20,000	0	0
Howard Verrico	150,000	150,000	0	0
Anthony G.P. Wood	30,000	30,000	0	0

(1)

The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

The following table presents information regarding the outstanding options and warrants and the shares that may be sold by them after conversion pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

(Table Insert 1)

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after April 1, 2010, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 32,264,361 shares of common stock were outstanding on April 1, 2010.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.01 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. Ltd.

EXPERTS

The financial information included in this prospectus for the period ended February 28, 2009 has been audited by Manning Elliot Chartered Accountants, an independent registered public accounting firm. Financial information included in this prospectus for the nine months ended November 30, 2009 was prepared by management and is unaudited.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Pan American Lithium Corp.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 -800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form F-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ETNA RESOURCES INC. FINANCIAL STATEMENTS AT FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

AUDITORS’ REPORT	F-2

CONSOLIDATED BALANCE SHEETS	F-3

CONSOLIDATED STATEMENT OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT	F-4

CONSOLIDATED STATEMENT OF CASH FLOWS	F-5

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS	F-6

AUDITORS' REPORT

To the Directors of

Etna Resources Inc.

We have audited the balance sheets of Etna Resources Inc. as at February 28, 2009 and February 29, 2008, and the statements of operations, comprehensive loss and deficit and cash flows for the years ended February 28, 2009 and February 29, 2008 and the period from incorporation on September 18, 2006 to February 28, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2009 and February 29, 2008 and the results of its operations and cash flows for the years ended February 28, 2009 and February 29, 2008 and the period from incorporation on September 18, 2006 to February 28, 2007 in accordance with Canadian generally accepted accounting principles.

/s/ “Manning Elliott LLP”

Chartered Accountants

Vancouver, British Columbia

April 23, 2009 (except as to Note 12 which is as of June 15, 2009 and Note 13 which is of May 14, 2010)

COMMENTS BY AUDITORS ON CANADA – UNITED STATES REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders dated April 23, 2009 (except as to Note 12 which is as of June 15, 2009 and Note 13 which is of May 14, 2010) is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditor’s report when these are adequately disclosed in the financial statements.

/s/ “Manning Elliott LLP”

Chartered Accountants

Vancouver, British Columbia, Canada

May 14, 2010

ETNA RESOURCES INC. BALANCE SHEETS

	February 28, 2009	February 29, 2008

ASSETS

CURRENT

Cash	$147	$15,018
Amounts receivable	5,079	8,245

	5,226	23,263

DEFERRED FINANCING COSTS (Note 4)	92,235	1,222
MINERAL PROPERTY (Note 5)	139,775	138,915

	$237,236	$163,400

LIABILITIES

CURRENT

Accounts payable and accrued liabilities (Note 7)	$100,429	$8,289
Due to director (Note 7)	11,500	9,000

	111,929	17,289

FUTURE INCOME TAX LIABILITY (Note 8)	–	10,622

	111,929	27,911

SHAREHOLDERS’ EQUITY

SHARE CAPITAL (Note 6)	368,088	325,088
DEFICIT	(242,781)	(189,599)

	125,307	135,489

	$237,236	$163,400

NATURE OF BUSINESS AND CONTINUING OPERATIONS (Note 1)

COMMITMENTS (Note 9)

SUBSEQUENT EVENT (Note 12)

Approved on behalf of the Board:

Director

Director

The accompanying notes are an integral part of these financial statements.

ETNA RESOURCES INC. STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT

	Year Ended February 28, 2009	Year Ended February 29, 2008	Period From Incorporation on September 18, 2006 to February 28, 2007

EXPENSES

Management and administration fees	$42,000	$42,000	$17,500
Office and miscellaneous	490	218	204
Professional fees	12,466	3,465	2,164
Rent	9,000	9,000	3,750
Stock-based compensation	–	140,000	–

	63,956	194,683	23,618

LOSS BEFORE INTEREST INCOME AND INCOME TAXES	(63,956)	(194,683)	(23,618)

INTEREST INCOME	152	1,219	543

LOSS BEFORE INCOME TAXES	(63,804)	(193,464)	(23,075)

FUTURE INCOME TAX RECOVERY (Note 8)	10,622	19,154	7,786

NET LOSS AND COMPREHENSIVE LOSS	(53,182)	(174,310)	(15,289)

DEFICIT, BEGINNING OF PERIOD	(189,599)	(15,289)	–

DEFICIT, END OF PERIOD	$(242,781)	$(189,599)	$(15,289)

LOSS PER SHARE, basic and diluted	$(0.01)	$(0.04)	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,050,753	3,925,399	923,930

The accompanying notes are an integral part of these financial statements.

ETNA RESOURCES INC. STATEMENTS OF CASH FLOWS

	Year Ended February 28, 2009	Year Ended February 29, 2008	Period From Incorporation on September 18, 2006 to February 28, 2007

OPERATING ACTIVITIES

Net loss	$(53,182)	$(174,310)	$(15,289)

Items not affecting cash

Stock-based compensation	–	140,000	–
Future income tax recovery	(10,622)	(19,154)	(7,786)

	(63,804)	(53,464)	(23,075)

Changes in non-cash working capital items:

Amounts receivable	3,166	(7,176)	(1,069)
Accounts payable and accrued liabilities	29,799	(16,677)	23,744

	(30,839)	(77,317)	(400)

FINANCING ACTIVITIES

Advances from director	2,500	9,000	–
Issuance of shares	43,000	99,000	123,650
Deferred financing cash	(28,672)	–	–

	16,828	108,000	123,650

INVESTING ACTIVITY

Mineral property acquisition and exploration costs	(860)	(138,915)	–

INCREASE (DECREASE) IN CASH	(14,871)	(108,232)	123,650

CASH, BEGINNING OF PERIOD	15,018	123,250	–

CASH, END OF PERIOD	$147	$15,018	$123,650

SUPPLEMENTAL INFORMATION
Interest paid	$–	$–	$–
Income taxes paid	$–	$–	$–

The accompanying notes are an integral part of these financial statements.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

1.

NATURE OF BUSINESS AND CONTINUING OPERATIONS

Etna Resources Inc. (the “Company”) was incorporated on September 18, 2006 under the British Columbia Business Corporations Act. The Company’s principal business activities include the acquisition, exploration and development of mineral properties. At February 28, 2009, the Company had not yet determined whether the property contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral property and related deferred exploration costs is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to complete the development of and future profitable production from the properties or realizing proceeds from their disposition.

The Company incurred a loss of $53,182 (2008: $174,310) for the year ended February 28, 2009. At February 28, 2009, the Company had an accumulated deficit of $242,781 (2008: $189,599) which has been funded by the issuance of equity. The Company's ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)

Use of Estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Significant areas requiring the use of management estimates relate to the determination of impairment of mineral property and deferred exploration costs, recovery future income tax assets and liabilities and assumptions used in valuing stock-based compensation related to options and warrants. Actual results could differ from those reported.

b)

Mineral Properties

All costs related to the acquisition, exploration and development of mineral properties are capitalized. Upon commencement of commercial production, the related accumulated costs are amortized against projected income using the units of production method over estimated recoverable reserves. Management annually assesses carrying values of non-producing properties and properties for which events and circumstances may indicate possible impairment. Impairment of a property is generally considered to have occurred if the property has been abandoned, there are unfavourable changes in the property economics, there are restrictions on development, or when there has been an undue delay in development, which exceeds three years. If management determines that the carrying values cannot be recovered or the carrying values are related to properties that are allowed to lapse, the unrecoverable amounts are expensed in the period that this determination is made.

The recoverability of mineral properties and exploration and development costs is dependent on the existence of economically recoverable reserves, the ability to obtain the necessary financing to complete the development of the reserves, and the profitability of future operations. The Company has not yet determined whether or not any of its future mineral properties contain economically recoverable reserves. Amounts capitalized to mineral properties as exploration and development costs do not necessarily reflect present or future values.

c)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on temporary differences which arise between the accounting basis and the tax basis of various assets and liabilities, and are measured using substantively enacted tax rates and laws expected to apply when these differences reverse. A valuation allowance is provided for any future income tax assets if it is more likely than not that the asset will not be realized.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

d)

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of mineral property and deferred exploration costs may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

e)

Asset Retirement Obligations

The Company follows Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3110, “Asset Retirement Obligations”, which establishes standards for asset retirement obligations and associated retirement costs related to site reclamation and abandonment. The fair value of the liability for an asset retirement obligation is recorded when it is incurred and the corresponding increase to the asset is depreciated over the life of the asset. The liability is increased over time to reflect an accretion element considered in the initial measurement at fair value. As at February 28, 2009, the Company has not incurred any asset retirement obligation related to the exploration and development of its mineral property.

f)

Stock-based Compensation

The Company applies the fair value method to stock-based payments and all awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. Compensation expense is recognized over the applicable vesting period with a corresponding increase in contributed surplus. When the options are exercised, the exercise price proceeds together with the amount initially recorded in contributed surplus are credited to share capital.

g)

Comprehensive Loss

Comprehensive loss reflects net loss and other comprehensive income (loss) for the period. Other comprehensive income (loss) includes changes in unrealized foreign currency translation amounts arising from self-sustaining foreign operations, unrealized gains and losses on available-for-sale assets and changes in the fair value of derivatives designated as cash flow hedges to the extent they are effective.

h)

Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. The Company applies the treasury stock method in calculating diluted loss per share. Diluted loss per share excludes all dilutive potential common shares if their effect is anti-dilutive.

i)

Flow-through Shares

The Company has adopted EIC-146, which is effective for all flow-through share transactions initiated after March 19 2004. Canadian tax legislation permits a company to issue securities referred to as flow-through shares whereby the Company assigns the tax deductions arising from the related resource expenditures to the shareholders. When resource expenditures are renounced to the investors and the Company has reasonable assurance that the expenditures will be completed, a future income tax liability is recognized for the net tax effect of the deductions renounced, and share capital is reduced.

If the Company has sufficient unrecognized tax losses carried forward or other unrecognized future income tax assets to offset all or part of this future income tax liability, a portion of such unrecognized future income tax assets is recorded as a future income tax recovery up to the amount of the future income tax liability that would otherwise be recognized.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

j)

Share Issue Costs

Professional, consulting, regulatory and other costs directly attributable to financing transactions are recorded as deferred financing costs until the financing transactions are completed, if the completion of the transaction is considered likely; otherwise they are expensed as incurred. Share issue costs are charged to share capital when the related shares are issued. Deferred financing costs related to financing transactions that are not completed are charged to operations.

k)

Financial Instruments

The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to-maturity, loans and receivables or other financial liabilities depending on their nature. Financial assets and financial liabilities are recognized at fair value on their initial recognition, except for those arising from certain related party transactions which are accounted for at the transferor’s carrying amount or exchange amount in accordance with the Canadian Institute of Chartered Accountant (“CICA”) Handbook Section 3840, “Related Party Transactions”.

Financial assets and liabilities classified as held-for-trading are measured at fair value, with gains and losses recognized in net income. Financial assets classified as held-to-maturity, loans and receivables, and financial liabilities other than those classified as held-for-trading are measured at amortized cost, using the effective interest method of amortization. Financial assets classified as available-for-sale are measured at fair value, with unrealized gains and losses being recognized as other comprehensive income until realized, or if an unrealized loss is considered other than temporary, the unrealized loss is recorded in income. The Company has elected to account for transaction costs related to the issuance of financial instruments as a reduction of the carrying value of the related financial instruments.

3.

CHANGES IN ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Effective on March 1, 2008, the Company adopted the Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3862, “Financial Instruments - Disclosure” and Section 3863, “Financial Instruments - Presentation”. These sections carry forward the former presentation requirements and increase the emphasis on recognition and management of the risks associated with recognized and unrecognized financial instruments. The adoption of these sections had no impact on the financial position or net earnings for the period ended February 28, 2009.

Effective on March 1, 2008, the Company adopted the CICA Handbook Section 1535, “Capital Disclosures”, which requires disclosure of information about an entity’s capital and its objectives, policies and processes for managing capital. Disclosure requirements pertaining to this new standard are contained in Note 10.

Effective on March 1, 2008, the Company adopted CICA Handbook Section 1400, “General Standards of Financial Statement Presentation”. This section provides revised guidance on management’s responsibility to assess and disclose the Company’s ability to continue as a going concern. The adoption of this section had no significant impact on the Company’s financial statements.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

3.

CHANGES IN ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS (continued)

Recent accounting pronouncements

In January 2009, the Accounting Standards Board ("AcSB") issued CICA Handbook Section 1582, “Business Combinations”, which replaces Section 1581, “Business Combinations”. The AcSB also issued Section 1601, “Consolidated Financial Statements”, and Section 1602, “Non-Controlling Interests”, which replace Section 1600, “Consolidated Financial Statements”. These new sections are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations”. These new standards replace the existing guidance on business combinations and consolidated financial statements. These new standards require that most assets acquired and liabilities assumed, including contingent liabilities, to be measured at fair value and all acquisition costs to be expensed. These new standards also require non-controlling interests to be recognized as a separate component of equity and net earnings to be calculated without a deduction for non-controlling interests. The objective of these new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards. The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted. Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards will not be adjusted upon application of these new standards. The Non-Controlling Interests standard should be applied retrospectively except for certain items.

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, and 1602, Non-controlling interests, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted. The Company does not expect that the adoption of this standard will have a material impact on the Company’s financial statements.

In February 2008, the AcSB issued CICA Handbook Section 3064, “Goodwill and Intangible Assets”, which replaces Section 3062, “Goodwill and Intangible Assets”, and Section 3450, “Research and Development Costs”. Section 3064 establishes standards for the recognition, measurement and disclosure of goodwill and intangible assets. This new standard is effective for the Company’s interim and annual financial statements commencing January 1, 2009. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

In February 2008, the AcSB adopted a strategic plan for the direction of accounting standards in Canada. As part of that plan, accounting standards in Canada for public companies will converge with International Financial Reporting Standards ("IFRS"). AcSB announced that 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. This date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the year ended December 31, 2010. In July 2008 AcSB announced that early adoption will be allowed in 2009 subject to seeking exemptive relief. The Company continues to monitor and assess the impact of convergence of Canadian GAAP and IFRS.

4.

DEFERRED FINANCING COSTS

At February 28, 2009, the Company had incurred $75,985 (2008: $1,222) in legal and accounting fees and paid a retainer to the agent of $16,250 (2008: $Nil) relating to the Prospectus described in Note 12.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

5.

MINERAL PROPERTY

	2009	2008
ASPEN GROVE PROPERTY, Kamloops, BC

Acquisition costs	$21,400	$21,400
Airborne surveys and consulting	103,190	103,190
Property assessment fees	7,390	6,530
Report	7,795	7,795

Balance, end of year	$139,775	$138,915

Aspen Grove Property

Pursuant to an agreement dated May 28, 2007, the Company was granted an option to acquire a 100% interest, subject to a 2% Net Smelter Return (“NSR”), in the Aspen Grove Property situated in the Nicola Mining Division, B.C. In order to earn its interest the Company agreed to make cash payments and issue common shares to the optionors as follows:

		Number
	Cash	of Common Shares

(i) On execution of the agreement (paid)	$15,000	–

(ii) Within 15 days after the date the Company’s shares are traded on the TSX Venture Exchange (“TSX-V”)	15,000	50,000

(iii) Within 1 year after the date the Company’s shares are traded on the TSX-V	20,000	50,000

(iv) Within 2 years after the date the Company’s shares are traded on the TSX-V	25,000	50,000

(v) Within 3 years after the date the Company’s shares are traded on the TSX-V	–	50,000

	$75,000	200,000

The NSR can be purchased by the Company for $1 million for each 1% NSR ($2 million in aggregate) during the 5 year period commencing from the date the property is put into commercial production.

During the year ended February 29, 2008, the Company acquired 3 additional mining claims in the Aspen Grove Property area for $6,400.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

6.

SHARE CAPITAL

a)

Authorized

100,000,000 common shares without par value.

b)

Issued and fully paid

	Number
	of Shares	Amount

Balance, February 28, 2007	1,961,000	$96,252

Issued for cash pursuant to subscription agreements
At $0.005	2,000,000	10,000
At $0.075	360,000	27,000
At $0.10	200,000	20,000
At $0.15	280,000	42,000
Fair value adjustment on 2,000,000 shares issued at $0.005 per share	–	140,000
Renunciation of cumulative eligible exploration costs	–	(10,164)

Balance, February 29, 2008	4,801,000	325,088

Issued for cash pursuant to subscription agreements At $0.10	430,000	43,000

Balance, February 28, 2009	5,231,000	$368,088

During the year ended February 28, 2009, the Company issued 430,000 common shares at $0.10 per share for gross proceeds of $43,000.

Included in the common shares issued during the year ended February 29, 2008 were 2,270,000 flow-through shares issued for total proceeds of $30,250. The Company renounced the related eligible Canadian Exploration Expenditures in favour of flow-through shareholders in the fiscal year these shares were issued.

Included in the 2,270,000 flow-through shares issued were 2,000,000 shares issued to directors at $0.005 per share for gross proceeds of $10,000. The fair value of the 2,000,000 shares was determined to be $150,000. The Company recorded stock-based compensation of $140,000 and a corresponding increase in share capital.

c)

Escrow shares

Pursuant to an escrow agreement dated July 31, 2008, the Company has common shares of 3,990,000 held in escrow at February 28, 2009. Under the escrow agreement, 10% of the shares will be released upon issuance of the Final Exchange Bulletin for the TSX's acceptance of the Offering (see Note 12), and 15% will be released every six months thereafter for a period of thirty-six months.

d)

Stock options

The Company has adopted an incentive share option plan for granting options to directors, employees and consultants, under which the total outstanding options are limited to 20% of the outstanding common shares subsequent to the completion of the Company’s initial public offering (see Note 12).

7.

RELATED PARTY TRANSACTIONS

Included in the determination of the net loss for the periods are the following items recorded at their exchange amounts:

a)

Management fees of $42,000 (2008: $42,000, 2007: $17,500) were incurred from a company controlled by a director.

b)

Accounting fees of $350 (2008: $2,500, 2007: $1,150) were incurred from a firm in which a director is a partner.

c)

Rent of $9,000 (2008: $9,000, 2007: $3,750) was incurred from a company controlled by a director.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

d)

Exploration expenditures of $Nil (2008: $110,985, 2007: $Nil) were paid to a company controlled by an officer.

As at February 28, 2009, accounts payable and accrued liabilities included $20,738 (2008: $4,463) due to companies controlled by directors of the Company.

As at February 28, 2009, $11,500 (2008: $9,000) is due to a director.

The amounts due to directors are non-interest bearing, unsecured and with no scheduled terms of repayment.

8.

INCOME TAXES

The following table reconciles the amount of income tax recoverable on application of the combined statutory Canadian federal and provincial income tax rates:

	2009	2008	2007

Combined statutory tax rate	30.42%	33.60%	34.12%

Income tax recovery at combined statutory rate	$(16,178)	$(17,964)	$(7,873)
Permanent differences	–	–	87
Reduction in tax rates	(1,829)	(1,190)	–
Valuation allowance	7,385	–	–

Future income tax recovery	$(10,622)	$(19,154)	$(7,786)

8.

INCOME TAXES (continued)

Significant components of the Company’s future income tax assets (liabilities) are shown below:

	2009	2008	2007

Non-capital loss carry forwards	$34,832	$23,413	$7,527
Eligible capital expenditures	190	236	259
Mineral property	(27,637)	(34,271)	(27,398)

Future income tax asset (liability)	7,385	(10,622)	(19,612)
Less: Valuation allowance	(7,385)	–	–

Net future income tax liabilities	$–	$(10,622)	$(19,612)

As at February 28, 2009, the Company had approximately $139,400 (2008:$75,600) of non-capital loss carry forwards available to reduce taxable income for future years. The non-capital losses expire as follows:

2027	$22,100
2028	53,500
2029	63,800

$139,400

The Company also has certain allowances in respect of resource development and exploration costs of approximately $29,225, which, subject to certain restrictions, are available to be offset against future taxable income.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

9.

COMMITMENTS

a)

The Company has entered into an office lease agreement with a company controlled by a director of the Company. The lease expires on September 30, 2009. The Company agreed to pay a basic annual rent of $9,000. The basic annual rent will be increased to $30,000 commencing from the date the Company completes an initial public offering of its shares.

b)

The Company is obligated to make certain payments and issue shares as described in Note 5 in connection with the acquisition of its mineral properties.

c)

On September 15, 2008, the Company agreed to grant 1,000,000 stock options to directors and officers of the Company upon listing of the Company’s shares on the TSX-V, exercisable to purchase 1,000,000 common shares at $0.15 per share until September 15, 2013.. The options will vest 25% on the date the Company’s shares are listed for trading on the TSX Venture Exchange, and 12.5% every 4 months thereafter.

10.

MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the sourcing and exploration of mineral properties. The Company does not have any externally imposed capital requirements to which it is subject.

As at February 28, 2009, the Company had capital resources consisting mainly of cash. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue common shares or dispose of assets or adjust the amount of cash.

11.

FINANCIAL INSTRUMENTS

Financial Instruments

As at February 28, 2009, the Company’s financial instruments consist of cash, accounts payable and amount due to director. The fair values of these financial instruments approximate their carrying values because of their current nature.

The Company classifies its cash as held-for-trading and its accounts payable and amount due to director as other financial liabilities.

Credit Risk

The Company is not exposed to significant credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due (Note 1). The Company manages liquidity risk through the management of its capital structure and financial leverage as outlined above.

The Company monitors its ability to meet its short-term exploration and administrative expenditures by raising additional funds through share issuance when required. All of the Company’s financial liabilities have contractual maturities of 30 days or are due on demand and are subject to normal trade terms. The Company does not have investments in any asset backed deposits.

Foreign Exchange Risk

The Company does not have significant foreign exchange risk as all of its transactions are in Canadian dollars.

Interest Rate Risk

The Company is not exposed to significant interest rate risk.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

12.

SUBSEQUENT EVENT

Pursuant to a prospectus dated June 15, 2009 (the “Prospectus”) filed with the British Columbia and Alberta Securities Commissions in respect of an Initial Public Offering (the “Offering”), the Company has agreed to offer 5,500,000 common shares of the Company at a price of $0.15 per share for gross proceeds of $825,000. Pursuant to an Agency Agreement with Canaccord Capital Corporation (the "Agent"), the Company will pay the Agent a commission of 8% of the gross proceeds of the Offering, a corporate finance fee comprised of 100,000 common shares of the Company, an administration fee of $12,500 and legal fees and disbursements incurred with respect to the Offering. In addition, the Company has also agreed to grant the Agent a non-transferable Agent’s warrant to acquire up to 8% of the number of common shares sold at an exercise price of $0.15 per common share exercisable for a period of 2 years from the closing date of the Offering, and to grant the Agent a right of first refusal for any brokered debt and equity financing for a period of 12 months from the closing date of the Offering. At February 28, 2009, the Company had paid a non-refundable deposit of $16,250 to the Agent and incurred $74,320 issue costs. The Offering is conditional upon the Company having its Prospectus accepted for filing by the Securities Commissions of British Columbia and Alberta and having the shares of the Company conditionally accepted for filing by the TSX Venture Exchange.

13.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the Unites States.

The Company’s accounting principles generally accepted in Canada (“Canadian GAAP”) differ from accounting principles generally accepted in the United States (“U.S. GAAP”). The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

Resource Properties

Canadian GAAP allows mineral exploration costs to be capitalized during the search for a commercially mineable deposit. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” at each fiscal quarter end. As the Company has not established proven and probable reserves on any of its mineral properties, an impairment loss is recognized for capitalized mineral property acquisition costs.

Flow- through shares

Under Canadian income tax legislation, the Company is permitted to issue shares whereby the Company agrees to incur Canadian exploration expenditures (as defined in the Income Tax Act, Canada) and renounce the related income tax deductions to the investors. Under Canadian GAAP, the full amount of funds received from flow-through share issuances are initially recorded as share capital. Upon renouncing the expenditures, the amount of deferred tax on the expenditures is removed from share capital. Under U.S. GAAP, the premium paid for the flow-through shares in excess of market value is credited to liabilities and included in income when the Company renounces the related tax benefits. The different treatment of flow-through shares under Canadian and US GAAP did not result in any accounting differences as no premium was paid for the flow-through shares.

For Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. For US GAAP, these costs are characterized as operating activities.

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

13.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES – (continued)

Reconciliation of Canadian and U.S. GAAP

The impact of the above differences between Canadian and United States generally accepted accounting principle and the rules and regulations of the Securities and Exchange Commission on the statements of operations, the balance sheets and the statements of cash flows are summarized as follows:

Statements of Operations	2009	2008	2007

Net income (loss) per Canadian GAAP	$(53,182)	$(174,310)	$(15,289)
Mineral properties written off	-	(21,400)	-
Mineral property costs expensed	(860)	(117,515)	-

Net income (loss) per US GAAP	$(54,042)	$(313,225)	$(15,289)

Basic and diluted income (loss) per share per US GAAP	$(0.01)	$(0.08)	$(0.02)

Balance Sheets

Total assets per Canadian GAAP	$237,236	$163,400	$124,318
Decrease in mineral properties due to writing off and expensing of mineral property costs	(139,775)	(138,915)	-

Total assets per US GAAP	$97,461	$24,485	$124,318

Total liabilities per Canadian and US GAAP	$111,929	$27,911	$43,756

Stockholder’s equity per Canadian GAAP	$125,307	$135,489	$80,962
Cumulative mineral properties adjustment	(139,775)	(138,915)	-

Stockholder’s equity (deficiency) per US GAAP	$(14,468)	$(3,426)	$80,962

Statements of Cash Flows

Operating Activities per Canadian GAAP	$(30,839)	$(77,317)	$(400)
Deferred exploration costs	(860)	(117,515)	-

Operating Activities per US GAAP	$(31,699)	$(194,832)	$(400)

Financing Activities per Canadian and US GAAP	$16,828	$108,000	$123,650

Investing Activities per Canadian GAAP	$(860)	$(138,915)	$-
Deferred Exploration costs	860	117,515	-

Investing Activities per US GAAP	$-	$(21,400)	$-

ETNA RESOURCES INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND

FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

13.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES – (CONT’D)

Recent Accounting Pronouncements

US GAAP

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.)

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

AT FEBRUARY 28, 2010 AND

FEBRUARY 28, 2009

AUDITORS’ REPORT	F-18

CONSOLIDATED BALANCE SHEETS	F-19

CONSOLIDATED STATEMENT OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT	F-20

CONSOLIDATED STATEMENT OF CASH FLOWS	F-21

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS	F-22

AUDITORS' REPORT

To the Directors of

Pan American Lithium Corp. (An Exploration Stage Company)

(formerly Etna Resources Inc.)

We have audited the consolidated balance sheets of Pan American Lithium Corp. (formerly Etna Resources Inc.) as at February 28, 2010 and 2009 and the consolidated statements of operations, comprehensive loss and deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2010 and 2009 and the results of its operations and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ “Manning Elliott LLP”

Chartered Accountants

Vancouver, British Columbia, Canada

June 25, 2010

COMMENTS BY AUDITORS ON CANADA – UNITED STATES REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders dated June 25, 2010 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditor’s report when these are adequately disclosed in the financial statements.

/s/ “Manning Elliott LLP”

Chartered Accountants

Vancouver, British Columbia, Canada

June 25, 2010

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

AS AT FEBRUARY 28, 2010 AND 2009

ASSETS	2010	2009

CURRENT
Cash	$1,637,451	$147
Amounts receivable and prepaid expenses	78,650	5,079
	1,716,101	5,226

DEFERRED FINANCING COST (Note 4)	-	92,235
DEFERRED ACQUISITION COSTS AND ADVANCES	262,825	-
MINERAL PROPERTIES (Note 5)	3,727,127	139,775

	$5,706,053	$237,236

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$56,163	$100,429
Due to a director	-	11,500
	56,163	111,929

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 6)	6,288,322	368,088
CONTRIBUTED SURPLUS (Note 6)	992,715	-
DEFICIT	(1,631,147)	(242,781)
	5,649,890	125,307

	$5,706,053	$237,236

Going Concern (Note 1)

Commitments (Note 9)

Subsequent Events (Note 12)

APPROVED BY THE DIRECTORS:

“Ron Richman”	Director

“Andrew Brodkey”	Director

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

	2010	2009
EXPENSES
Advertising and promotion	$54,430	$-
Bank charges	1,032	-
Investor communications	216,085	-
Management fees	234,489	42,000
Office and miscellaneous	21,002	490
Professional fees	130,737	12,466
Rent	19,176	9,000
Stock based compensation	242,698	-
Transfer agent and filing fees	26,442	-
Travel	23,917	-

LOSS BEFORE OTHER ITEMS	(970,008)	(63,956)
OTHER ITEMS:
Loss on foreign exchange	(24,669)	-
Write off of mineral property	(393,689)	-
Interest income	-	152

LOSS BEFORE INCOME TAXES	(1,388,366)	(63,804)

FUTURE INCOME TAX RECOVERY	-	10,622

LOSS AND COMPREHENSIVE LOSS, END OF YEAR	(1,388,366)	(53,182)

DEFICIT, BEGINNING OF YEAR	(242,781)	(189,599)

DEFICIT, END OF YEAR	$(1,631,147)	$(242,781)

BASIC AND DILUTED LOSS PER SHARE	$(0.10)	$(0.01)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	13,618,688	5,050,753

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

	2010	2009
OPERATING ACTIVITIES

Net loss for the period	$(1,388,366)	$(53,182)
Items not involving cash:
Future income tax recovery	-	(10,622)
Write off of mineral property	393,689	-
Stock based compensation	242,698	-
	(751,979)	(63,804)
Changes in working capital items:
Amounts receivable	(34,628)	3,166
Accounts payable and accrued liabilities	(44,266)	29,799
Prepaid expenses	(38,943)	-
Cash used in operating activities	(869,816)	(30,839)

FINANCING ACTIVITIES

Due to related parties	(11,500)	2,500
Deferred financing costs	-	(28,672)
Proceeds from issuance of shares	3,843,724	43,000
Share issuance costs	(420,938)	-
Cash provided by financing activities	3,411,286	16,828

INVESTING ACTIVITIES

Acquisition of mineral property	(15,000)	-
Deferred acquisition costs and advances	(262,825)	-
Deferred exploration expenditures	(626,341)	(860)
Cash used in investing activities	(904,166)	(860)

CHANGE IN CASH	1,637,304	(14,871)

CASH, BEGINNING OF YEAR	147	15,018

CASH, END OF YEAR	$1,637,451	$147

NON-CASH TRANSACTIONS SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-	$-
Income tax paid	$-	$-
Shares issued for mineral property	$3,155,700	$-
Shares issued to agent	$199,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

1.

NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Pan American Lithium Corp. (formerly Etna Resources Inc.) (the “Company”) was incorporated on September 18, 2006 under the laws of British Columbia.  The Company’s principal business activities include the acquisition, exploration and development of mineral properties.  At February 28, 2010, the Company had not yet determined whether the properties contain ore reserves that are economically recoverable.  The recoverability of amounts shown for mineral properties and related deferred exploration costs is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development, and upon future profitable production or proceeds from the disposition of the mineral property.

For the period from incorporation on September 18, 2006 to February 28, 2010, the Company incurred losses and has a deficit of $1,631,147. The Company's ability to continue its operations and to realize assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in these financial statements.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

Basis of presentation

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) prepared on a consolidated basis and include the accounts of the Company and its 99% share of SALICO which owns mineral interests located in Chile. All inter-company transaction and balances have been eliminated upon consolidation.

b)

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the related notes to the financial statements.  Significant areas requiring the use of management estimates include the recoverability of mineral properties, asset retirement obligations, future income tax valuation allowances and assumptions used in valuing options and warrants.  Actual results could differ from those estimates.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Mineral properties

All costs related to the acquisition, exploration and development of mineral properties are capitalized.  Upon commencement of commercial production, the related accumulated costs are amortized to income using the unit of production method over estimated recoverable ore reserves.  Management periodically assesses carrying values of non-producing properties and if management determines that the carrying values cannot be recovered or the carrying values are related to properties that have lapsed, the unrecoverable amounts are expensed.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

d)

Mineral properties – continued

The recoverability of the carried amounts of mineral properties is dependent on the existence of economically recoverable ore reserves and the ability to obtain the necessary financing to complete the development of such ore reserves and the success of future operations.  The Company has not yet determined whether its mineral property contains economically recoverable reserves.  Amounts capitalized as mineral properties represent costs incurred to date, less write-downs and recoveries, and does not necessarily reflect present or future values.

When options are granted on mineral properties or properties are sold, proceeds are credited to the cost of the property.  If no future capital expenditure is required and proceeds exceed costs, the excess proceeds are reported as a gain.

e)

Long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of mineral property and deferred exploration costs may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

f)

Asset retirement obligations

The Company follows the recommendations of Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3110, “Asset Retirement Obligations”, which established standards for asset retirement obligations and the associated retirement costs related to site reclamation and abandonment.  The fair value of the liability for an asset retirement obligation is recorded when it is incurred and the corresponding increase to the asset is amortized over the life of the asset.  The liability is increased over time to reflect an accretion element considered in the initial measurement at fair value.  As at February 28, 2010, the Company has not incurred any asset retirement obligations related to the exploration and development of its mineral properties.

g)

Government assistance

B.C. mining exploration tax credits for certain exploration expenditures incurred in B.C. are treated as a reduction of the exploration and development costs of the respective mineral property at the time receipt is determined to be reasonably assured.

h)

Flow-through shares

The Company follows the recommendations of Emerging Issues Committee Abstract (“EIC”) -146 for all flow-through share transactions.  Canadian tax legislation permits a company to issue securities referred to as flow-through shares whereby the Company assigns the tax deductions arising from the related resource expenditures to the shareholders.  When resource expenditures are renounced to the investors and the Company has reasonable assurance that the expenditures will be completed, a future income tax liability is recognized and share capital is reduced.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

h)

Flow-through shares – continued

If the Company has sufficient unused tax loss carry forwards or other future income tax assets to offset all or part of this future income tax liability and no future income tax assets have previously been recognized for these items, a portion of the unrecognized future income tax asset is recognized and recorded as income up to the amount of the future income tax liability that would otherwise be recognized.

i)

Income taxes

The Company uses the asset and liability method of accounting for income taxes.  Under this method, future income tax assets and liabilities are determined based on temporary differences which arise between the accounting basis and the tax basis of various assets and liabilities, and are measured using substantively enacted tax rates and laws expected to apply when these differences reverse.  A valuation allowance is provided for any future income tax assets if it is more likely than not that the asset will not be realized.

j)

Stock-based compensation

The Company applies the fair value method for stock-based payments to all awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. Compensation expense is recognized over the applicable vesting period with a corresponding increase in contributed surplus.  When the options are exercised, the exercise price proceeds together with the amount initially recorded in contributed surplus are credited to share capital.

k)

Loss per share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period.  The Company applies the treasury stock method in calculating diluted loss per share.  Diluted loss per share excludes all dilutive potential common shares if their effect is anti-dilutive.

l)

Financial instruments

The Company's financial instruments include cash, accounts payable and amounts due to a director.   The amounts due to director are interest free.  In management's opinion, the Company is not exposed to significant interest rate, currency exchange rate, liquidity or credit risk arising from these financial instruments.  The fair values of these financial instruments approximate their carrying values because of their current nature.  The Company is not exposed to derivative financial instruments.

The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to maturity, loans and receivables or other financial liabilities depending on their nature.  Financial assets and financial liabilities are recognized at fair value on their initial recognition, except for those arising from certain related party transactions which are accounted for at the transferor’s carrying amount or exchange amount in accordance with the CICA Handbook Section 3840, “Related Party Transactions”.

The Company classified its cash as held-for-trading, accounts payable and amounts due to director as other financial assets or liabilities.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

m)

Comprehensive Income

Comprehensive income reflects net income and other comprehensive income for the period.  Other comprehensive income includes changes in unrealized foreign currency translation amounts arising from self-sustaining foreign operations, unrealized gains and losses on available-for-sale assets and changes in the fair value of derivatives designated as cash flow hedges to the extent they are effective.

n)

Share issue costs

Professional, consulting, regulatory and other costs directly attributable to financing transactions are recorded as deferred financing costs until the financing transactions are completed, if the completion of the transaction is considered likely; otherwise they are expensed as incurred.  Share issue costs are charged to share capital when the related shares are issued.  Deferred financing costs related to financing transactions that are not completed are charged to expenses.

o)

Capital Disclosure

The Company discloses its objectives, policies and processes for managing capital, and compliance with externally imposed capital requirements, if any.

3.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2009, the Accounting Standards Board ("AcSB") issued CICA Handbook Section 1582, “Business Combinations”, which replaces Section 1581, “Business Combinations”. The AcSB also issued Section 1601, “Consolidated Financial Statements”, and Section 1602, “Non-Controlling Interests”, which replace Section 1600, “Consolidated Financial Statements”. These new sections are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations”. These new standards replace the existing guidance on business combinations and consolidated financial statements. These new standards require that most assets acquired and liabilities assumed, including contingent liabilities, to be measured at fair value and all acquisition costs to be expensed. These new standards also require non-controlling interests to be recognized as a separate component of equity and net earnings to be calculated without a deduction for non-controlling interests. The objective of these new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards. The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted. Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards will not be adjusted upon application of these new standards. The Non-Controlling Interests standard should be applied retrospectively except for certain items.

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, and 1602, Non-controlling interests, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted. The Company does not expect that the adoption of this standard will have a material impact on the Company’s financial statements.

In February 2008, the AcSB adopted a strategic plan for the direction of accounting standards in Canada. As part of that plan, accounting standards in Canada for public companies will converge with International Financial Reporting Standards ("IFRS"). AcSB announced that 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. This date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the year ended December 31, 2010. In July 2008 AcSB announced that early adoption will be allowed in 2009 subject to seeking exemptive relief. The Company continues to monitor and assess the impact of convergence of Canadian GAAP and IFRS.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

4.

DEFERRED FINANCING COSTS

At February 28, 2009, the Company had incurred $75,985 in legal and accounting fees and paid a retainer of $16,250 to the Company’s agent in connection with its initial public offering. These amounts were recorded as share issue costs during the current year.

5.

MINERAL PROPERTIES

	2010	2009
Aspen Grove Property	$-	$139,775
Salar Lithium Properties	3,727,127	-
	$3,727,127	$139,775

Aspen Grove Property, Kamloops, BC

Acquisition cost	$22,500	$21,400
Geological, geochemical, IP and
magnetic survey and supervision	207,191	-
Airborne surveys and consulting	-	103,190
Property assessment fees	10,600	7,390
Technical Report	13,623	7,795
Write off	(393,689)	-
	(139,775)	139,775
Balance, beginning of the year	139,775	-
Balance, end of year	$-	$139,775

Pursuant to an agreement dated May 28, 2007, the Company was granted an option to acquire a 100% interest, subject to a 2% Net Smelter Return (“NSR”), in the Aspen Grove Property situated in the Nicola Mining Division, B.C. In order to earn its interest the Company agreed to make cash payments and issue common shares to the optionors as follows:

				Number
				of Common
		Cash		Shares

(i)	On the execution of the agreement	$15,000	(paid)	-
(ii)	Within 15 days after the date the Company’s shares are traded on the TSX Venture Exchange (“TSX-V”)	15,000	(paid)	50,000	(issued)
(iii)	Within 1 year after the date the Company’s shares are traded on the TSX-V	20,000		50,000
(iv)	Within 2 years after the date the Company’s shares are traded on the TSX-V	25,000		50,000
(i)	Within 3 years after the date the Company’s shares are traded on the TSX-V	-		50,000
		$75,000		200,000

The NSR can be purchased by the Company for $1 million for each 1% NSR ($2 million in aggregate) during the 5 year period commencing from the date the property is put into commercial production.

On June 10, 2010, the Company entered into an agreement to terminate the option agreement dated May 28, 2007 and to release its option on the 17 mineral claims that comprise the Aspen Grove copper property. As the Company is focused on Lithium and light metals, the Company decided to release its option and the acquisition and exploration costs were written off.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

5.

MINERAL PROPERTIES - continued

	February 28,	February 28,
	2010	2009
	(unaudited)
Salar Lithium Properties, Copiapo Chile

Acquisition cost	$3,578,552	$-
Site Maintenance	119,070	-
Technical Report	29,505	-
	3,727,127	-
Balance, beginning of the period	-	-
Balance, end of period	$3,727.127	$-

Salar Lithium Properties

The Company entered into a Securities Exchange Agreement dated August 18, 2009 and amended September 18, 2009 (“Agreement”) with Sociedad Gareste Limitada (“Gareste”), a private limited liability company organized under the laws of Chile, which owned nine lithium salar concessions (the “Properties” ) located in Chile.  Under the terms of the agreement, Gareste organized a new Chilean limited liability company (“SALICO”) and transferred the Properties to SALICO subject to a net smelter return royalty.  The Company consummated an agreement to purchase 99% of the interests of SALICO from the owners thereof in consideration for the Company issuing 10,494,000 common shares to such interest holders at a fair value of $3,148,200.  In connection with the Agreement the Company issued 613,333 finders shares with a fair value of $184,000. The fair value of the finders shares has been included in the acquisition costs. The Company has also agreed to pay US$50,000 to Gareste on signing to cover costs incurred in connection with the formation and organization of SALICO.  In addition, the Company has agreed to pay a monthly fee of US$25,000 to compensate Gareste for the general and administrative costs. The Company completed the acquisition on December 4, 2009.

In connection with the closing of the acquisition, SALICO granted a 2% net smelter return royalty to the vendor on future production from eight salars, and a 2% net smelter return royalty to another vendor on one salar, payable following commencement of commercial production to a maximum   of US$6 million on a per salar basis. In addition, at the Piedra Parada salar, where SALICO   obtained contractual rights to exploit lithium and light metals, SALICO granted a 2% net smelter return royalty to the vendor on the proceeds from the sale of lithium and light metals to a maximum of US$6 million. Prior to commencement of commercial production at any salar, SALICO may re-purchase one-half of each net smelter return royalty for US$2 million on a per salar basis. SALICO is obligated to pay the vendor a payment of US$2,000 per month as a lease and rental remittance fee to maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

6.

SHARE CAPITAL

a)

Authorized

100,000,000 common shares without par value.

b)

Issued and fully paid

	Number of	Amount Net of	Contributed
	Shares	Share Issue Cost	Surplus
Balance, February 28, 2007	1,961,000	$96,252	$-

Issued for cash pursuant to subscription agreement:
At $0.005	2,000,000	10,000	-
At $0.075	360,000	27,000	-
At $0.10	200,000	20,000	-
At $0.15	280,000	42,000	-
Fair value adjustment on 2,000,000 shares issued at $0.005 per share	-	140,000	-
Renunciation of cumulative eligible exploration costs	-	(10,164)	-
Balance, February 29, 2008	4,801,000	325,088	-

Issued for cash pursuant to subscription agreements at $0.10	430,000	43,000	-
Balance, February 28, 2009	5,231,000	368,088	-

Issued pursuant to a public offering	5,500,000	581,818	-
Issued for mineral property	50,000	7,500	-
Issued for mineral property	10,494,000	3,148,200	-
Issued in a private placement	9,848,801	1,886,792	-
Issued for corporate financing fee	100,000	15,000	-
Issued as finder’s fee for private placement	613,333	184,000	-
Exercise of stock options	175,000	26,250	-
Exercise of agents warrants	252,228	37,835	-
Stock-based compensation
Warrants	-	-	782,856
Stock options	-	-	242,698
Transfer from contributed surplus on:
Stock options exercise	-	22,750	(22,750)
Agents warrants exercise	-	10,089	(10,089)

Balance, February 28, 2010	32,264,362	$6,288,322	$992,715

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

6.

SHARE CAPITAL - continued

b)

Issued and fully paid – continued

The details for the common share issuances during the year ended February 28, 2010 are as follows:

i)

Pursuant to a public offering, the Company issued 5,500,000 shares at $0.15 for total proceeds of $825,000 before share issue costs.

ii)

The Company issued 50,000 shares at $0.15 in conjunction with the acquisition of a mineral property in Canada. Note 5

iii)

The Company issued 175,000 shares at $0.15 for stock options exercised for total proceeds of $26,250.

iv)

The Company issued 100,000 shares as a finder’s fee related to the public offering.

v)

The Company issued 252,228 shares at $0.15 for agents warrants exercised.

vi)

The Company issued 10,494,000 shares at $0.30 in conjunction with the acquisition of mineral properties in Chile. Note 5

vii)

Pursuant to a private placement, the Company issued 9,848,801 shares at $0.30 for total proceeds of $2,954,640 before share issue costs. Each unit is comprised of one share and one-half share purchase warrant.  Each warrant is exercisable into one share at $0.50 per share for a period of eighteen months from October 1, 2009.

viii)

The company issued 613,333 shares at $0.30 as finder’s fees in conjunction with the acquisition of the Chilean properties.

The details for the common share issuances during the year ended February 28, 2009 are as follows:

The Company issued 430,000 shares at $0.10 for total proceeds of $43,000.

c)

Escrow shares

Pursuant to an escrow agreement dated July 31, 2008, the Company had common shares of 3,990,000 held in escrow at February 28, 2009. Under the escrow agreement, 10% of the shares will be released upon issuance of the Final Exchange Bulletin for the TSX's acceptance of the Offering, and 15% will be released every six months thereafter for a period of thirty-six months.

DATE	Released	Remaining
15-Jun-09	399,000	3,591,000
15-Dec-09	598,500	2,992,500
15-Jun-10	598,500	2,394,000
15-Dec-10	598,500	1,795,500
15-Jun-11	598,500	1,197,000
15-Dec-11	598,500	598,500
15-Jun-12	598,500	0

As at February 28, 2010, 2,992,500 share remain in escrow.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

6.

SHARE CAPITAL – continued

d)

Stock options

The Company has adopted an incentive share option plan for granting options to directors, employees and consultants, under which the total outstanding options are limited to 20% of the outstanding common shares subsequent to the completion of the Company’s initial public offering. The directors, subject to the policies of the TSX Venture exchange, impose terms upon which each option shall become vested. The Company granted 1,950,000 stock options to directors and officers of the Company. 1,000,000 options were granted at an exercise price of $0.15 and 950,000 were granted at an exercise price of $0.50.

A summary of the status of the stock option plan as of February 28, 2010 and changes during the period then ended is presented below:

	February 28, 2010
		Weighted	Weighted Average
		Average	Contractual Life
	Number of	Exercise	Remaining	Vested and
	Options	Price	(In Years)	Exercisable

Granted	1,950,000	$0.32	4.22
Exercised	(175,000)	(0.15)	-

Outstanding, end of year	1,775,000	$0.34	4.28	825,000

During the year ended February 28, 2010, the Company recorded a stock-option compensation charge of $57,140 with respect to the first 1,000,000 stock options granted of which 450,000 have vested during the year ended February 28, 2010. Additionally, the Company recorded a stock-option compensation charge of $185,558 with respect to the second 950,000 stock options granted of which 375,000 vested during the year ended February 28, 2010.  The fair value of these stock options, which vest over time, is estimated using the Black-Scholes option pricing model.  The weighted average grant date fair value of these options is $0.23. The assumptions used in calculating fair value are as follows:

Risk free interest rate	2.36%
Expected life of options	4.38 years
Expected dividend yield	0.0%
Expected stock price volatility	138%

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

6.

SHARE CAPITAL – continued

d)

Stock options - continued

Subsequent to February 28, 2010, the Company adopted, subject to shareholder approval at the next Annual General Meeting, a new incentive share option plan which allows the Company to reserve for issuance up to 10% of the issued and outstanding common shares of the Company, at the time of such respective grant (the “10% Rolling Plan”). The previous plan allowed for the issuance of up to 2,176,200 incentive stock options, of which 651,200 remained issuable when the new plan was adopted.

Following adoption of the 10% Rolling Plan, the Company granted 651,200 incentive stock options under the Previous Plan and 298,800 incentive stock options under the 10% Rolling Plan, all of which were granted to directors, officers, consultants and employees of the Company. The incentive stock options granted under the Previous Plan are exercisable at the price of $0.55 until March 30, 2015 and those granted under the 10% Rolling Plan are exercisable at the price of $0.55 until March 30, 2020.

In addition, subsequent to year end the Company granted 950,000 options under the 10% rolling plan to directors, officers, consultants and employees of the Company. These options are exercisable at the price of $0.30 until May 20, 2020.

e)

Warrants

		Weight Average
	Number of	Exercise
	Warrants	Price

Agent’s warrants granted	440,000	$0.15
Agent’s warrants granted	782,836	$0.50
Warrants granted with private placement	4,924,399	$0.50
Less: exercised	(252,228)	-

Balance, February28, 2010	5,895,007	$0.49

During the year ended February 28, 2010, the Company recorded a share issuance cost of $18,364 with respect to the Agent’s Warrants for 440,000 shares granted at the price of $0.15 per share.   Additionally, the Company recorded a share issuance cost of $764,492 with respect to the Agent’s and Private Placement Warrants for 5,707,235 shares granted during the year ended February 28, 2010 at the price of $0.50 per share.  The fair value of these warrants, which vested immediately upon their issuance, is estimated using the Black-Scholes option pricing model. The weighted average grant date fair value of these options is $0.12 The assumptions used in calculating fair value are as follows:

Risk free interest rate	1.27%
Expected life of options	1.46 year
Expected dividend yield	0.00%
Expected stock price volatility	69%

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

7.

RELATED PARTY TRANSACTIONS AND BALANCES

As of February 28, 2010 and 2009, the following items were included in the determination of the net loss for the periods recorded at their exchange amounts:

a)

Management fees of $48,000 (February 28, 2009 - $42,000) were incurred to a company controlled by a director.

b)

Accounting fees of $12,125 (February 28, 2009 - $350) were incurred to a firm in which a director is a partner.

c)

Rent of $13,750 (February 28, 2009 - $9,000) was incurred to a company controlled by a director.

d)

Management fees of $45,542 (February 28, 2009 - $Nil) were incurred to an officer and director.

e)

Management fees of $13,995 (February 28, 2009 - $Nil) were incurred to an officer.

f)

Management fees of $10,605 (February 28, 2009 - $Nil) were incurred to a company controlled by a director and officer.

g)

Consulting fees of $19,037 (February 28, 2009 - $Nil) were incurred to a company controlled by a director.

As at February 28, 2009 accounts payable and accrued liabilities include $20,738 due to companies controlled by directors of the Company.

As at February 28, 2009, $11,500 is due to a director.

8.

INCOME TAXES

The following table reconciles the amount of income taxes recoverable on application of the combined statutory Canadian federal and provincial income tax rates.

	2010	2009

Combined statutory tax rate	29.76%	30.42%

Income tax recovery at combined statutory rate	$(413,143)	$(16,178)
Permanent differences	72,221	-
Reduction in tax rates	(46,287)	(1,829)
Valuation allowance	387,209	7,385
Future income tax recovery	$-	$(10,622)

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

8.

INCOME TAXES – continued

Significant components of the Company’s future income tax assets (liabilities) are shown below:

	2010	2009

Non-capital loss carry forwards	$250,154	$34,382
Eligible capital expenditures	190	190
Share issuance costs	109,306	-
Mineral properties	34,944	(27,637)
Future income tax asset	394,594	7,385
Less: Valuation allowance	(394,594)	(7,385)
Future income tax recovery	$-	$-

As of February 28, 2010 the company had approximately $1,547,300 (February 28, 2009: $1,394,000) of non-capital loss carry forwards available to reduce the taxable income for future years. The non-capital losses expire as follows:

2027	$22,100
2028	53,500
2029	63,800
2030	861,600

$1,001,000

The company also has certain allowances with respect to resource development and exploration costs of approximately $3,480,775, which, subject to certain restrictions, are available to be offset against future taxable income.

9.

COMMITMENTS

Pursuant to the Securities Exchange Agreement described in Note 5 in connection with the Salar properties, the Company is obligated to make certain cash payments to Gareste for administrative support and maintenance of the properties in Chile. The Company paid $50,000 to Gareste on signing and is obligated to make monthly cash payments of $25,000 per month.

Pursuant to the incentive stock option plan, the Company has agreed to issue 1,500,000 stock options to the President and CEO. As of February 28, 2010 these options have not been issued pending TSX and shareholder approval.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

10.  MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the sourcing and exploration of mineral properties. The Company does not have any externally imposed capital requirements to which it is subject.

As at February 28, 2010 the Company had capital resources consisting mainly of cash.  The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets.  To maintain or adjust the capital structure, the Company may attempt to issue common shares or dispose of assets or adjust the amount of cash.

The Company’s investment policy is to invest its cash in instruments with high credit quality and terms to maturity selected to match the expected timing of expenditures from continuing operations.

The Company expects its current capital resources, together with the proceeds from planned additional equity fundraising, will be sufficient to carry out its exploration plans and operations through its next operating period.

11.

FINANCIAL INSTRUMENTS

Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and amounts due to a director. The carrying amounts of these financial instruments are a reasonable estimate of their fair values because of their current nature.

The following table summarizes information regarding the carrying values of the Company’s financial instruments:

	2010	2009
Held for trading (i)	$1,637,451	147
Other financial liabilities (ii)	56,163	111,929

(i)

Cash

(ii)

Accounts payable and amounts due to related parties

Fair values

The Company classifies its fair value measurements in accordance with an established hierarchy that prioritizes the inputs in valuation techniques used to measure fair value as follows:

Level 1 –

Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 –

Inputs other than quoted prices that are observable for the asset or liability either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 –

Inputs that are not based on observable market date.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

11.

FINANCIAL INSTRUMENTS – continued

The following table sets forth the Company’s financial assets measured at fair value by level within the fair value hierarchy:

				Total
	Level 1	Level 2	Level 3	2010

Cash	$1,637,451	-	-	1,637,451
Total assets measured at fair value	$1,637,451	-	-	1,637,451

The Company believes that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Credit Risk

The Company is not exposed to significant credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due (Note 1). The Company manages liquidity risk through the management of its capital structure and financial leverage as outlined above.

The Company monitors its ability to meet its short-term exploration and administrative expenditures by raising additional funds through share issuance when required. All of the Company’s financial liabilities have contractual maturities of 30 days or are due on demand and are subject to normal trade terms. The Company does not have investments in any asset backed deposits.

Foreign Exchange Risk

The Company bears significant foreign exchange risk as the majority of the cash is held in US dollars.

Interest Rate Risk

The Company is not exposed to significant interest rate risk.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

12.

SUBSEQUENT EVENTS

a)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide technical advisory services for the period of June 2010 to December 2010 for a cost of $1,000 per month.

b)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide the Company with marketing and media consulting for payment of $10,000 per month beginning March 1, 2010 and ending August 31, 2010.

c)

The Company entered into a Share Option Agreement (The “Option Agreement”) dated December 18, 2009 among the Company,  Escondidas Internacional S.A. de C.V. (“Escondidas”) and the shareholders of Escondidas (the “Shareholders”) whereby, among other things, the Shareholders granted an Option to the Company to acquire 76% of the shares of Escondidas. Subsequent to February 28, 2010, the Company entered into a letter of agreement (the “Letter Agreement”) to extend the closing date of the Option Agreement from March 31, 2010 to June 30, 2010.

In consideration, the Company paid $200,000 to Escondidas upon execution of the agreement, and agreed to pay $25,000 per month until the earlier of closing or termination of the agreement. Upon closing the Company will pay an additional $50,000 to Escondidas. In addition, the agreement calls for cash payments to the Shareholders as follows; $125,000 on the closing date, $500,000 six months from the closing date, $500,000 twelve months from the closing date, and $750,000 eighteen months from the closing date. Upon closing, the agreement also calls for the issuance of 10,300,000 common shares and 7,500,000 warrants to the Shareholders. Each warrant will be exercisable for one common share up to two years from closing.

d)

Pursuant to the initial public offering in July, 2009 an officer and director was granted 300,000 options to purchase stock in the Company. As of February 28, 2010, 150,000 of these option had vested and 75,000 had been exercised.  Subsequent to February 28, 2010, the board of directors of the Company resolved to allow the remaining the 150,000 unvested options to vest and were subsequently unexercised.

e)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide the Company with funding, sourcing and consulting. In the event of a consummated transaction, upon closing the Company shall pay the consultants finder’s fees as follows: 5% up to the first $10 million, 4% of the next $10 million, 3% of the next $10 million, 2% of the next $10 million, and 1% of the amount above $50 million.

f)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide the Company with marketing and media consulting for payment of $5,000 per month beginning May 1, 2010 and ending April 30, 2011.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

13.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the Unites States.

The Company’s accounting principles generally accepted in Canada (“Canadian GAAP”) differ from accounting principles generally accepted in the United States (“U.S. GAAP”).  The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

Resource Properties

Canadian GAAP allows mineral exploration costs to be capitalized during the search for a commercially mineable deposit. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” at each fiscal quarter end. As the Company has not established proven and probable reserves on any of its mineral properties, an impairment loss is recognized for capitalized mineral property acquisition costs.

Flow- through shares

Under Canadian income tax legislation, the Company is permitted to issue shares whereby the Company agrees to incur Canadian exploration expenditures (as defined in the Income Tax Act, Canada) and renounce the related income tax deductions to the investors. Under Canadian GAAP, the full amount of funds received from flow-through share issuances are initially recorded as share capital. Upon renouncing the expenditures, the amount of deferred tax on the expenditures is removed from share capital. Under U.S. GAAP, the premium paid for the flow-through shares in excess of market value is credited to liabilities and included in income when the Company renounces the related tax benefits. The different treatment of flow-through shares under Canadian and US GAAP did not result in any accounting differences as no premium was paid for the flow-through shares.

For Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. For US GAAP, these costs are characterized as operating activities.

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES – continued

The impact of the above differences between Canadian and United States generally accepted accounting principle and the rules and regulations of the Securities and Exchange Commission on the statements of operations, the balance sheets and the statements of cash flows are summarized as follows:

Statements of Operations	2010	2009	2008

Net loss per Canadian GAAP	$(1,388,366)	$(53,182)	$(174,310)
Mineral properties written off	(3,578,552)	-	(21,400)
Mineral property and deferred acquisition costs expensed	(524,439)	(860)	(117,515)

Net loss per US GAAP	$(5,491,357)	$(54,042)	$(313,225)

Basic and diluted loss per share per US GAAP	$(0.40)	$(0.01)	$(0.08)

Balance Sheets

Total assets per Canadian GAAP	$5,706,053	$237,236	$163,400
Decrease in mineral properties due to writing off and expensing of mineral property costs	(3,989,952)	(139,775)	(138,915)

Total assets per US GAAP	$1,716,101	$97,461	$24,485

Total liabilities per Canadian and US GAAP	$56,163	$111,929	$27,911

Stockholder’s equity per Canadian GAAP	$5,649,890	$125,307	$135,489
Cumulative mineral properties adjustment	(3,989,952)	(139,775)	(138,915)

Stockholder’s equity (deficiency) per US GAAP	$1,659,938	$(14,468)	$(3,426)

Statements of Cash Flows

Operating Activities per Canadian GAAP	$(869,816)	$(30,839)	$(77,317)
Deferred exploration costs	(642,814)	(860)	(117,515)

Operating Activities per US GAAP	$(1,512,630)	$(31,699)	$(194,832)

Financing Activities per Canadian and US GAAP	$3,411,286	$16,828	$108,000

Investing Activities per Canadian GAAP	$(904,166)	$(860)	$(138,915)
Deferred Exploration costs	642,814	860	117,515

Investing Activities per US GAAP	$(261,352)	$-	$(21,400)

PAN AMERICAN LITHIUM CORP.

(formerly Etna Resources Inc.) (An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - CONTINUED

Recent Accounting Pronouncements

US GAAP

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$237
Legal Fees and Expenses*	$5,000
Accounting Fees*	$10,000
Transfer Agent Fees*	$500
Miscellaneous*	$200
Total	$15,937

* Estimated.

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers.

We have no provision for the Indemnification of our Officers and Directors.

Item 15. Recent Sales of Unregistered Securities

During December, 2009, we issued a total of 10,494,000 shares to individuals in exchange for interests in an entity which became a Company subsidiary. The issuances of these shares were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

During December, 2009, we also issued a total of 9,848,801shares to investors. The issuances of these shares were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

During January, 2010, we issued a total of 27,600 shares to 1 investor. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

During March, 2010, we issued a total of 144,402 shares to 2 investors. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

During April, 2010, we issued a total of 259,206 shares to 2 investors. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4 (6) of the Securities Act and Regulation D.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description
3.1	Articles of Incorporation of Pan American Lithium Corp.
5.1	Opinion of Harold P. Gewerter, Esq.
10.1	Share Exchange Agreement-Sociedad Gareste Limitada
10.2	Amended and Restated Share Exchange Agreement-Sociedad Gareste Limitada
23.1	Consent of Manning Elliott, LLP.
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)

* Previously filed.

II-1

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson Arizona on July 7, 2010.

Pan American Lithium Corp.

By: /s/ Andrew Brodkey

Andrew Brodkey,

Chairman of the Board,

President, CEO and Director

By: /s/ Jodi Henderson

Jodi Henderson,

Secretary

By: /s/ Frank J. Garcia

Frank J. Garcia,

CFO, Chief Financial and

Accounting Officer

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

II-3